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                               AGREEMENT OF LEASE


         AGREEMENT made this day of _________, 2000, by and between FORSGATE INDUSTRIAL COMPLEX, a Limited Partnership, with offices c/o Charles Klatskin Company, Inc., 400 Hollister Road, Teterboro, NJ 07608, hereinafter called Landlord, and MOVADO GROUP, INC., a corporation of the State of New York, with offices at 125 Chubb Avenue, Lyndhurst, New Jersey 07071, and any permitted assignee hereinafter called "Tenant".

         FOR AND IN CONSIDERATION of the mutual covenants herein contained, the parties hereto do hereby agree as follows:

         1. The following terms are incorporated by reference into this
Agreement:


(a) NAME AND ADDRESS OF LANDLORD:

FORSGATE INDUSTRIAL COMPLEX, a Limited Partnership, with offices at c/o Charles Klatskin Company, Inc. 400 Hollister Road, Teterboro, NJ 07608

(b) NAME AND ADDRESS OF TENANT:

MOVADO GROUP, INC., A CORPORATION IN THE STATE OF NEW YORK with offices at 125 Chubb Avenue, Lyndhurst, New Jersey 07071.

(c) DESCRIPTION OF PREMISES:

Premises comprising approximately 99,962 square feet in a building (the "Building") located on property more particularly described on Exhibit X (the "Property") and commonly known as 105 State Street, Moonachie, New Jersey all as more particularly designated on the attached diagram as set forth herein.

(d) TERM OF LEASE:

To commence on the Commencement Date which shall be June 1, 2000 and to terminate at 5:00 P.M. on May 31, 2010.

(e)  FIXED RENT:

Tenant shall pay the Landlord as Fixed Rent for the demised premises from September 1, 2000 to and through May 31, 2000, total rent of $699,734.00 payable in equal monthly installments of $77,748.22; from June 1, 2001 to and through May 31, 2002 the annual sum of $720,726.02, payable in equal monthly installments of $60,060.50; from June 1, 2002 through May 31, 2003, the annual sum of $742,234.78 payable in equal monthly installments of $61,862.32; from June 1, 2003 to and through May 31, 2004 the annual sum of $764,618.23 payable in equal monthly installments of $63,718.19; from June 1, 2004 to and through May 31, 2005 the annual sum of $787,556.78 payable in equal monthly installments of $65,629.73; from June 1, 2005 to and through May 31, 2006 the annual sum of $811,183.49 payable in equal monthly installments of $67,598.62; from June 1, 2006 to and through May 31, 2007 the annual sum of $835,518.99 payable in equal monthly installments of $69,626.58; from June 1, 2007 to and through May 31, 2008 the

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annual sum of $860,584.56 payable in equal monthly installments of $71,715.38;
from June 1, 2008 to and through May 31, 2009 the annual sum of $886,402.10 payable in equal monthly installments of $73,866.84; from June 1, 2009 to and through May 31, 2010 the annual sum of $912,994.16 payable in equal monthly installments of $76,082.85.

(f) TENANT'S SHARE: 59%

(g) BROKER:

Charles Klatskin Company, Inc. and Alexander Summer, L.L.C.

(h) SECURITY DEPOSIT:

The sum of $228,248.55 in cash or by letter of credit as otherwise provided in paragraph 22.

(i) EXPENSE RENT:

Tenant shall pay the Landlord as additional rent, the Tenant's Share of expense rent as provided in Article 5.

(j) TENANT'S STANDARD INDUSTRIAL CLASSIFICATION NUMBER 5098

(k) ESTIMATE OF FIRST MONTH'S EXPENSE RENT:

$11,300.00


         2. DESCRIPTION OF PREMISES. The Landlord set forth in Paragraph 1(a) above hereby leases to the Tenant set forth in Paragraph 1(b) above and the Tenant hereby hires from the Landlord the space set forth in Paragraph 1(c) above (hereinafter called the "Premises"). Landlord shall have the right to add additional land to the property on which the building stands either in fee or by easement or license. Upon such event, the additional land shall be deemed a part of the Property, except Tenant shall not be responsible for any increase in expenses by reason of the extra land unless the additional land is of a benefit to Tenant.

         3. A. LANDLORD'S WORK. Landlord Work is set forth on Exhibit "B" ("Landlord's Work"). Landlord shall commence Landlord's Work following the issuance of a Building Permit and shall do Landlord's Work in an expeditious and good and workmanlike manner and in compliance with all laws so that, Landlord work will be acceptable to the governmental agencies issuing the Certificate of Occupancy. Landlord shall not be obligated to make any alterations, installations, additions or improvements to prepare the Demised Premises or the Building for Tenant's occupancy except to the extent set forth on Exhibit B or as otherwise herein provided. Landlord's Work shall be deemed completed upon certification to Landlord and Tenant by Landlord's architect to the effect that such work has been completed (except that Landlord's work shall not be deemed completed until Landlord obtains any required certificates of completion or sign-offs from the applicable municipal departments or agencies only if either is required by law). Notwithstanding anything in this Paragraph 3A, Landlord will diligently and expeditiously commence Landlord's Work as attached hereto and complete same by June 30, 2000, except for the required parking which, if not complete, shall entitle Tenant to use any other parking area at the Property for its exclusive use of 150 spaces

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until Landlord installs the required parking exclusively for Tenant's use. Also,
Landlord will not have to paint or install the carpeting in the office area until the Tenant selects from the standard colors and standard carpeting from the Landlord. In the event Landlord does not complete Landlord's Work attached hereto, by June 30, 2000, except as indicated above, rent shall abate until these items are complete. Tenant is entitled to a rent credit equal to the number of days that Landlord is late in completing these items.


                  B. TENANT'S WORK/PREMISES "AS IS"/ TENANT'S CONSTRUCTION COST. Tenant's Work shall be any work which is not Landlord's Work. Tenant is familiar with the condition of the Premises and the building in which it is located and agrees to accept the Premises thereof "as is" on June 1, 2000, except for completion by Landlord of Landlord's Work. Any work in addition to Landlord's Work, necessary to suit the premises for Tenant's occupancy, is the responsibility of Tenant to be performed by Tenant at its own cost and expense, subject however, to the provisions of Article 12 and 8E hereof.

                  It is specifically agreed (excluding, however, the following which may be installed by Tenant: exterior windows, drive-in ramp and door and security bars on roof skylight) that Tenant at Tenant's expense on or before the expiration of the lease will remove all other alterations and improvements including Tenant's Construction Work undertaken and/or made to the premises which was not part of Landlord's work as otherwise set forth on Schedule B and Tenant shall restore the Premises to the condition as it exists as of the date hereof.

                  C. CERTIFICATE OF OCCUPANCY. Tenant shall apply for and obtain a Certificate of Occupancy and all other licenses or permits (Governmental Permits) which shall be required for the proper and lawful conduct of Tenant's business in the Demised Premises, permitting Tenant to use the Premises for the uses otherwise described in the first sentence of Section 7 hereof. Tenant agrees to expeditiously complete any work (except for Landlord's Work) required by the Municipality and/or the Hackensack Meadowlands Development Commission for the issuance of Governmental Permits. Tenant shall at all times comply with the terms and conditions of each such Governmental Permits. If during the term it shall be necessary to obtain additional Governmental Permits, Tenant shall promptly at its sole cost and expense, do so. If after completion of Landlord's Work Landlord would be required by the Hackensack Meadowlands Development Commission and/or the Borough of Moonachie to remove a violation in order for a certificate of occupancy to issue, then in that instance, Landlord shall be responsible to take such action as is necessary to remove and/or remediate the violation.

                  D. UTILITIES. The gas and the electric utilities are separately metered. Sewer, domestic water and sprinkler system are not separately metered. Landlord shall fairly allocate the cost to Tenant for the utilities not otherwise separately metered as part of Expense Rent.

         4. FIXED RENT. As Fixed Rental, Tenant shall pay to the Landlord at the address set forth in paragraph 1(a) above, which as such other person or at such other place as the Landlord may from time to time designate, without previous demand therefore

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and without counterclaim, deduction or setoff, the sum set forth in paragraph
1(e) above, which sum shall be payable in equal monthly installments as set forth in Paragraph 1(e) above in advance on the first day of the month during the term of the lease except the first months rent which shall be pay upon the execution hereof. Whenever the rent as hereinabove set forth as stated as Annual Rent and if there shall be less than 12 months in any year, the rate therein referred to shall be the "Annualized Rate".

         Tenant shall have the option by written notice to Landlord to be delivered on or before September 1, 2000, Time Being of the Essence, to amend
Schedule 1E in accordance with Exhibit Y attached hereto. Failure of Tenant to serve upon Landlord the notice on or before September 1st shall render Tenant's option to so amend Section 1E as void without further force or effect.

         5. EXPENSE RENT. Tenant shall pay as additional rent during the term Tenant's Share (as per Paragraph 1(f)) of the operating expenses (as hereinafter defined) of the Property for each calendar year during the term of this lease. The term "expense rent" or "expenses" shall include a management fee of 3.5% of the fixed rental payable pursuant to Paragraph 1(e) and all costs incurred by Landlord in connection with the operation and maintenance of the Property, but excluding interest or amortization payments of any mortgage, but including but not limited to real estate taxes, common area expenses, certain utility expenses, repair and maintenance expenses and insurance expenses.

         Real estates taxes payable as a common area expense by Tenant shall be subject to adjustment by Landlord equitably increasing or decreasing Tenant's share of real estate taxes to reflect improvements made to the building either by Tenant hereunder or another tenant of the building that result in disproportionate value of one area of the building to another area of the building which improvements cause an increase to the real estate taxes payable for the Building and Property. Such adjustment shall be made by Landlord in its sole judgment. If Tenant contests Landlord's adjustment, then Landlord shall engage at the expense of Tenant the services of a real estate appraiser who is expert and experienced as a witness in New Jersey tax appeals to make the allocation and such appraiser's allocation shall be binding on Landlord and Tenant. The appointment of the appraiser shall be subject to the reasonable approval of Tenant.

         All payments Tenant is required to make pursuant to this Lease shall constitute additional rent and if Tenant defaults in any such payments so as to create an event of default (as hereinafter defined), Landlord shall have (in addition to any rights and remedies granted hereby) all rights and remedies provided by law for nonpayment of rent.

                  (i) REAL ESTATE TAXES shall include any real estate tax or assessment levied, assessed or imposed anytime by any governmental authority upon or against the Property or any part thereof. Such terms shall also include any assessment for public improvement imposed against the Property during the term of the Lease. There shall not be included in the foregoing definition any franchise, corporate, estate, inheritance or transfer tax of Landlord, or any income, profits or revenue tax; provided, however, that if at any time during the term of this Lease a tax

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on rents is assessed against Landlord or the rent, as a substitution in whole or in part for taxes assessed by the State of New Jersey or political subdivision on land or buildings, such tax shall be deemed to be included within the amount which the Tenant is required to pay under this Article.

                  Tenant, at Tenant's expense, may initiate a tax appeal if Tenant obtains a qualified real estate appraiser who states that there is a reasonable likelihood of an abatement of taxes as a result of an appeal. In such event, such appeal may be taken by Tenant with Landlord's cooperation at Tenant's expense. Any refund (net of Tenant's expenses) obtained by reason of such tax appeal, shall be applied to the Operating Expenses so that the economic benefits, if any, of the tax appeal are equitably received by all tenants who paid the real estate taxes which were the subject of the tax appeal.

                  (ii) COMMON AREA EXPENSES shall include all costs and expenses incurred by Landlord with respect to the Property for operating, maintaining, repairing, and/or replacing any and all, or any part of the common area (or any installation therein, thereon, thereunder or thereover) including but not limited to parking areas, sidewalks, curbs, grounds, on site water lines, electric lines, gas lines, sanitary sewer lines and storm water lines, and the total costs and expenses incurred by Landlord for landscaping and the removal of snow, ice and debris. Common area shall mean all areas of the property except any portion of the Building which is under the exclusive control or is intended to be under the exclusive control of any occupant of the Building.

                  (iii) UTILITY EXPENSES shall include all costs and expenses incurred by Landlord for water, sewer, gas and electric and other utility charges for utilities servicing the building or common areas inclusive of domestic water, standby sprinkler charges, except, any utility which is separately metered and payable by a Tenant.

                  (iv) REPAIR AND MAINTENANCE EXPENSES shall include all costs and expenses incurred by Landlord for replacement, repair and maintenance of all or any part of the Property and improvements of which the Premises are a part (including the roof, roofdeck, outside walls & concrete floor) of which the Demised Premises forms a part, except, any portion of the Building which is the obligation to repair of any tenant or occupant of the Building. If a replacement of a capital nature is required, and if the replacement would cost more than $10,000, in such instance, the replacement shall be amortized and charged as a common area expense by prorating the cost thereof over the useful life but no greater than ten (10) years. If Landlord and Tenant disagree as to what is a repair or replacement, they shall refer to GAAP Rules which shall prevail.Tenant shall not be obligated for the cost of repairs and replacements which are otherwise Landlord's obligation under Paragraph 8(c).

                  (v) INSURANCE EXPENSE shall include all costs and expense incurred by Landlord for Liability and Casualty Insurance as Landlord may from time to time carry for Landlord's benefit on the Property or insuring Landlord's interest therein all as provided in Article 6 hereof together with any payment by Landlord which results by reason of a deductible as provided pursuant to the terms of any such insurance policies.



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                  Operating Expenses shall be determined on the accrual basis in accordance with generally accepted accounting principles which shall be consistently applied.

                  Tenant shall pay its Expense Rent in full no later than ten
(10) business days after notice by Landlord of the amount thereof. If requested by Landlord, Tenant shall pay its Expense Rent in twelve (12) monthly installments on the first day of each month on an estimated basis as fairly determined by Landlord. It is anticipated that the first year of the lease term, the expense rent should be approximately $135,600 payable monthly at the rate of $11,300. Within ninety (90) days following the end of the period used by Landlord in estimating Tenant's expense rent, Landlord shall furnish to Tenant a statement ("Statement") of the actual amount of Tenant's Share of operating expenses. Any amount paid by Tenant which exceeds the actual amount due shall be credited to the next succeeding payment due pursuant hereto. If Tenant has paid less than the actual amount due, Tenant shall pay the difference to Landlord within ten (10) days after receipt of Landlord's request therefor. During the first and last years of the term, the amount payable by Tenant hereunder shall be prorated for the fraction of the calendar year included in the term. Provided that Tenant is not in default under this Lease and Tenant complies with the provisions of this paragraph, Tenant shall have the right to reasonably review supporting data for any portion of the Statement that Tenant claims is incorrect. In order for Tenant to exercise its right, Tenant shall, within one hundred eighty (180) days after the Statement is received by Tenant, deliver a written notice to Landlord specifying the portions of the Statement that are claimed to be incorrect. Landlord maintains its records at its offices and Tenant agrees that the review of records shall occur at such location. Such review shall be at the expense of Tenant and shall be conducted by an independent firm of certified public accountants or other qualified professionals or consultants. The review shall be conducted during normal business hours and upon ten (10) days prior written notice. Tenant shall deliver to Landlord a copy of such review within fifteen (15) days after receipt of same by Tenant. Any errors disclosed by the review shall be promptly corrected provided that Landlord shall have the right to cause another review of the records to be made by an independent firm of certified public accountants. In the event of a disagreement between the two (2) accounting firms, then, the disagreement shall be submitted to an independent accounting firm to be selected jointly by Landlord and Tenant, and the decision of the accounting firm shall be controlling. Following a determination, if Tenant has overpaid obligations for preceding period, the amount of such overpayment shall be credited against Tenant's subsequent installment obligations to pay its share. In the event Tenant has underpaid its obligations for a preceding period, the amount of such underpayment shall be paid by Tenant to Landlord with the next succeeding installment obligation. In the event Tenant becomes in default beyond any applicable grace period after any required notice in the payment of Rent or Additional Rent at any time during the pendency of review said right to review shall immediately cease and the matters originally set forth in Landlord's Statement shall be deemed to be correct.

                  Expense Rent shall not include (a) the cost of clean-up for an environmental condition not caused by Tenant, its employees or invitees or (b) the cost of complying with any governmental

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violation based on conditions existing on the date thereof or caused by Landlord or any other tenant after the date hereof.


         6. INSURANCE.

         A. TENANT'S INSURANCE. Tenant will maintain in full force and effect during the entire term of the Lease, at its own expense with insurance companies authorized to do business in New Jersey and rated no lower than A10 in the most current edition of A.M. Best's Property/Casualty Key Rating Guide, the following policy or policies of insurance:

                  (i) Commercial general public liability insurance, including property damage, insuring Landlord as an additional designated insured (and any mortgagee or other persons whom Landlord may designate called "Additional Designated Insured") from and against all claims, demands, actions or liability for injury to or death of any persons, and for damage to property arising from or related to the use or occupancy of the Premises or the operation of Tenant's business. Coverage for "Additional Insured" shall apply on a primary basis irrespective of any other insurance, whether collectible or not. No deductible in excess of TEN THOUSAND AND NO/100 Dollars ($10,000.00) will be carried under this coverage without the prior written consent of Landlord. This policy must contain but not be limited to coverage for Premises and operations, blanket contractual, personal injury, operations, ownership, maintenance, property damage and broad form liability extensions. The policy must have limits in amounts not less than FIVE MILLION and NO/100 Dollars ($5,000,000.00) per occurrence and FIVE MILLION and NO/100 Dollars ($5,000,000.00) in the aggregate. This insurance will include a contractual coverage endorsement specifically insuring the performance by Tenant of its indemnity agreement contained in this Lease. Such insurance may be in the form of basic and umbrella coverage. If Landlord's insurance adviser reasonably concludes that these amounts of coverage or coverage's are no longer adequate, then such amount of coverage will be proportionately increased or obtained as the case may be.

                  (ii) Workmen's Compensation and Employer's Liability insurance with limits of no less than the amount to be required by law in the State of New Jersey.

                  (iii) Fire insurance with extended coverage or all other perils covered by a standard "all-risk" policy, including, without limitation, vandalism and malicious mischief, to the extent of the replacement value of all furnishings, trade fixtures, leasehold improvements, equipment, merchandise and other personal property from time to time situated in, on and upon the Premises. Landlord shall be named as an additional insured on said policies or will provide a waiver of subrogation as to Landlord.

                  (iv) If a sprinkler shall be located in any part of the Demised Premises, sprinkler leakage insurance in amounts necessary to adequately insure the damage that might result due to a sprinkler leakage.

                  (v) Boiler and machinery insurance including comprehensive coverage from pressure vessels with such limits as from time to time may be reasonably required by Landlord, but not

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less than FIVE MILLION and NO/l00 Dollars ($5,000,000.00) per occurrence with endorsements for actual replacement cost valuation for any boiler or pressure vessel located within the premises.

                  B. LANDLORD'S INSURANCE. Landlord agrees, as part of the insurance otherwise contemplated under Article 5, Subparagraph (v) to carry policies insuring the building and improvements of the building complex, as the same may exist as of the execution of this Lease, against such perils of loss as Landlord may reasonably deem appropriate or as may be required by any mortgagee of the premises but without limitation, insurance covering fire and such other risks of direct or indirect loss or damage, as Landlord reasonably deems appropriate, including extended and broad form coverage risk and all risk endorsement, damage by water, flood and earthquake, in such amounts to cover such risks as Landlord may elect, sufficient to prevent any coinsurance provisions from becoming effective and at least equal to the full replacement value of the building without depreciation. Landlord agrees that such insurance shall not exceed an amount which is necessary to cover the full replacement cost in the event of a casualty. Such insurance shall also include rent insurance with all risk coverage in an amount not less than one year's current basic rent and additional rent. The cost of such insurance as may be carried by Landlord shall be reimbursed to Landlord by Tenant in accordance with Article 5. The insurance to be carried by Landlord shall not include any improvements made by Tenant nor shall it include any of Tenant's trade fixtures, furnishings, fixtures, inventory, personal property, or the like. Tenant shall have no right in any of Landlord's insurance policies and shall not be entitled to be named insured or additional insured thereunder.

                  To the extent Landlord carries excess insurance to that otherwise provided by Tenant under paragraph "A" above, including commercial general liability insurance, Tenant shall pay as Additional Rent the Tenant's share of the cost and expense incurred by Landlord for such liability and casualty insurance as Landlord may from time to time carry for Landlord's benefit on the property or insuring Landlord's interest therein; subject, however, that such insurance in such amounts shall be reasonable, under the circumstances, as is determined by Landlord's insurance advisor with due regard to Tenant's use and the character of the building, its location and amounts and kinds of insurance normally carried by others in similar circumstances.

                  C. PROVISIONS PERTAINING TO INSURANCE TO BE PROVIDED BY
TENANT.

                  (i) All policies of insurance described in this Article which Tenant is to procure, maintain and pay for will be issued by responsible companies qualified to do business in the State of New Jersey. Executed copies of such policies of insurance or certificates of such insurance will be delivered to Landlord and any additional designated insureds before or simultaneously with the execution of this Lease and within thirty (30) days prior to the termination or expiration of the term each existing policy. All public liability and property damage policies will contain the following provisions:

                           (a) Landlord and any additional designated insureds,
although named as insured, will nevertheless be

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entitled to recover under said policies for any loss occasioned to them, their servants, agents and employees by reason of the negligence of Tenant, its officers, agents or employees;

                           (b) The company issuing such policy will agree to
give Landlord and any additional designated insured not less than thirty (30) days notice in writing prior to any cancellation, reduction or modification of such insurance;

                           (c) All public liability, property damage and other
casualty policies will be written as primary policies, not entitled to contribution from, nor contributing with, any coverage which Landlord may carry.

                  (ii) Tenant's obligations to carry insurance required by this Lease may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Tenant so long as:

                           (a) Landlord and such other persons will be named as
additional insureds under such policies as their interest may appear;

                           (b) The coverage afforded to Landlord and such other
persons will not be reduced or diminished by reason of the use of such blanket policy of insurance;

                           (c) All other requirements set forth in this Article
are otherwise satisfied.

                  (iii) Tenant shall also furnish insurance for such other hazards and in such amount as Landlord may reasonably require and as at the time are commonly insured against with respect to buildings similar in character, general location and use and occupancy to the Demised Premises in relative amounts normally carried with respect thereto. The Landlord reserves the right at any time and from time to time to require that the limits of any of the insurance required pursuant to this Article be increased to limits as at the time are reasonable with respect to Tenant's use and to the building. If Tenant disputes the reasonableness of Landlord's request, Tenant shall in all events obtain such additional coverage or increased amounts, subject however, that Tenant shall then have the right to have the issue determined by arbitration. If Tenant prevails in the arbitration, then Landlord shall reimburse Tenant for the cost of such additional coverage. The arbitration shall be conducted by each party appointing a licensed commercial insurance broker with at least ten (10) years' experience in providing insurance coverage for similar properties in Bergen County as its representative and the two such persons designated shall make the determination. If they cannot agree upon a joint determination, then they shall appoint a third person with like credentials and the judgment of the majority shall prevail. The right of such increase shall accrue no more often than once every thirty-six (36) months. Each party shall pay the fees of the person appointed by it, and the parties shall each pay one half (1/2) of the fees of the third broker if appointed.

         7. USE. The Tenant may use and occupy the Demised Premises for offices, warehousing, and distribution of consumer products which are normally sold in a department store provided such products are neither hazardous, nor toxic pollutants, as well as

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the assembly or light manufacturing of such products, and for no other purpose.
If permitted by governmental ordinances, Tenant may use the Premises for retail sales of such products not exceeding in total, ten percent of the Demised Premises and for the manufacture of display cases for such products. An assignee (other than or pursuant to Section 9G) of this Lease or a subtenant may only use the premises for offices, warehousing, distribution of consumer products which are normally sold in a department store which are non-hazardous and non-toxic pollutants and for no other purpose. Such permitted uses are further subject that they shall be consistent with the Certificate of Occupancy to be issued by the Borough of Moonachie. Such permitted uses shall not permit or cause any odor, sound, vibration, effluent, pollution or other condition that is either in Landlord's reasonable opinion or by law, noxious or offensive outside of the Premises. It being a consideration of this Lease that the use of the Premises shall be limited to those uses as otherwise hereinbefore specified. The Tenant shall not permit the stacking of merchandise or materials against the walls so as to create a load or weight factor upon the walls or to tie in Tenant's racking systems with such walls, nor shall Tenant permit the hanging of equipment from (or otherwise loading) the roof or structural members of the Building without the express written consent of the Landlord. The Tenant shall not use or occupy or permit the Demised Premises to be used or occupied, nor do or permit anything to be done in or on the Premises, in a manner which will in any way violate any Certificate of Occupancy affecting the Demised Premises, or make void any insurance then in force with respect thereto, or which will cause or be likely to cause structural damage to the Building or any part thereof, or which will constitute a public or private nuisance, or which would adversely affect the then value thereof, and shall not use or occupy or permit the Demised Premises to be used or occupied in any manner which will violate any present or future laws or regulations of any governmental authority. Tenant shall, at Tenant's sole cost and expense, take all actions, including any required alterations necessary, to comply with all present or future laws or regulations, including the Americans With Disabilities Act of 1990 ("ADA") which shall impose any violation, order or duty upon Landlord or Tenant arising from or in connection with Tenant's occupancy, use of manner of use of the Premises (including such use that constitutes a "place of accommodation" under the ADA. At no time during this Lease may Tenant store upon the Premises hazardous substances as that term may be defined from time to time by the New Jersey Department of Environmental Protection or by the Federal Environmental Protection Agency pursuant to Section 311 of the "Federal Water Pollution Act, amendments of 1972" (33 U.S.C. Section 1321) and the list of toxic pollutants designated by Congress or the Environmental Protection Agency pursuant to
Section 307 of that Act (33 U.S.C. Section 1317). The foregoing, however, shall not prohibit Tenant from having de minimus quantities of cleaning supplies and office supplies at the Premises which are to be used for Tenant's office needs and housekeeping. Nothing herein contained shall be deemed or construed to constitute a representation or guaranty by the Landlord that any specific business may be conducted in the Demised Premises or is lawful under the certificate of occupancy. Unless caused by Tenant or by Tenant's use of the Demised Premises Landlord covenants that the common areas of Property will otherwise comply with ADA at all times unless such compliance is required by acts of Tenant.


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         8.  REPAIRS.

                  A. Tenant shall keep, replace and maintain in good order, condition and repair the Premises and each and every part thereof (except for repairs specifically required of Landlord pursuant to subparagraph (c) of this Paragraph 8) including, without limitation, any air conditioning units and systems, heating units and systems, plumbing units and systems; sprinkler systems; electrical systems; equipment; facilities and fixtures. The aforesaid obligation of Tenant shall also include, without limitation, all necessary interior painting (except, Tenant shall not paint the masonry walls) and decorating and the replacement of any glass which may be damaged or broken. Notwithstanding the foregoing, all damage or injury to the Premises or to any other part of the Property or to its fixtures or appurtenances, whether requiring structural or non-structural repairs, caused by the negligence or improper conduct of Tenant or its employees, invitees, licensees or agents, shall be repaired promptly by Tenant at its sole cost and expense. If Tenant refuses or neglects to make such repairs or fails to commence to diligently prosecute the same to completion within fifteen (15) business days after Tenant's receipt of written notice from Landlord to Tenant of the need therefor, Landlord may make such repairs at the expense of Tenant and such expense shall be collectible as additional rent, as provided in Paragraph 23 hereof.

                  B. Tenant shall obtain a maintenance contract for the heating, ventilation and air conditioning systems serving the Premises Such contract shall provide for semi-annual maintenance of the HVAC systems, and copies of the maintenance agreement shall be submitted to Landlord upon Landlord's request, together with an annual report of the maintenance company as to the condition and repairs made to the systems. The firm or person maintaining the HVAC systems shall be a person who is certified and licensed to service refrigerating equipment as such certification or licenses may be required by law or any governmental agency. Tenant's obligation to provide copies of maintenance agreements or to maintain a maintenance agreement on the HVAC system, shall only be applicable to the HVAC system supplied by Landlord to Tenant upon the commencement of the Lease term.

                  C. During the first twelve (12) months of the term hereof, Landlord at its cost and expense shall remedy or repair any items that break or become inoperable (that is not caused by Tenant) on the Premises and common areas, evidence of which shall appear or be discovered within the first twelve
(12) months of the lease term. Notwithstanding the foregoing, if Tenant shall make any change or alteration, to any portion of the Demised Premises, Landlord's obligation as heretofore provided shall not thereafter extend to the portion of the premises so changed or altered by Tenant to the extent that any portion thereof is adversely effected by the change or alteration. If such change or alternation made by Tenant effects any warranty which Landlord obtained, Landlord shall be excused from Landlord's obligation to the extent such warranty is abrogated, voided or diminished. Landlord's liability under this subparagraph C is limited to replacement, repair or correction of the defect or the condition to be rectified and Landlord shall not be liable for any consequential loss or damage.

                  D. Landlord shall keep, replace and maintain in good order and condition and repair common areas and the roof, roofdeck and outside walls, subject, however, the cost of same shall be paid by the Tenant to Landlord as part of the Tenant's Share of Expense Rent in accordance with
Section 5.

                  E. On the commencement date of the Lease, the HVAC systems, mechanical systems, plumbing, sprinkler and electrical systems shall be in good working order and the roof shall be free of leaks and seepage and the exterior walls shall be free of leaks.

                  F. Tenant shall have the right to direct Landlord's roofer, being a roofer designated by Landlord to undertake emergency repairs to the roof in the event of a leak, subject, however, that such repairs shall not exceed $2,000 unless Landlord's prior consent is obtained. The cost of such repair shall be an Expense pursuant to Article 5 unless Tenant is responsible for the cause of the leak, in which event Tenant shall be solely responsible for the cost thereof.

         9. ASSIGNING AND SUBLETTING.

                  A. Subject to any provisions of this Article 9 to the contrary, Tenant shall not, without the prior written consent of the Landlord,
(i) assign, convey or mortgage this Lease or any interest hereunder; (ii) permit to occur or permit to exist any assignment of this Lease or any lien upon Tenant's interest, voluntarily or by operation of law; (iii) sublet the Premises or any part thereof; or (iv) permit the use of the premises by any parties other than Tenant and its employees. Any such action on the part of Tenant shall be void and of no effect. There shall be no partial assignment of Tenant's interest in this Lease. The term "sublease" and all words derived therefrom, as used in this Article 9 shall include any subsequent sublease or assignment of such sublease and any other interest arising under such sublease. Landlord's consent to any assignment, subletting or transfer, or Landlord's election to accept any assignee, subtenant or transferee as the Tenant hereunder and to collect rent from such assignee, subtenant or transferee shall not release Tenant or any subsequent Tenant from any covenant or obligations under this Lease. Landlord's consent to any assignment, subletting or transfer shall not constitute a waiver of Landlord's right to withhold its required consent to any future assignment, subletting or transfer. Landlord may condition its consent upon execution of the subtenant or assignee of an instrument confirming such restrictions on future subleasing or assignment and joining in the waivers and indemnities made by Tenant hereunder insofar as such waivers and indemnee relate to the Premises being subleased. Without limitation of the foregoing, Tenant agrees to indemnify and defend Landlord, its employees, agents and their officers and partners harmless from and against claims made by any broker or finder for commission or fee in connection with any subleasing or assignment by Tenant or any subtenant or assignee of Tenant.

                  B. Landlord's consent to any sublease and/or assignment shall not be unreasonably withheld, conditioned or delayed beyond fifteen (15) business days; however, Tenant agrees that Landlord shall be acting reasonably and shall not in any event be obligated to consent to any such proposed assignment or subletting unless:

                           (1) the use of the proposed assignee or subtenant
shall only be as that permitted by Article 7;

                           (2) In the reasonable judgment of Landlord, the
subtenant or assignee is of a character or engaged in the business which is in keeping with the standards of Landlord for the building;

                           (3) the proposed assignee or subtenant is not then a
tenant or occupant of any part of the Building;

                           (4) there shall be no event of default beyond any
grace period after the giving of any required notice by Tenant under any of the terms, covenants and conditions of this Lease at the time Landlord consents to any such assignment or subletting is requested and on the effective date of the assignment of a proposed sublease.

                           (5) Tenant shall reimburse Landlord for any
reasonable expenses that may be incurred by Landlord in connection with the proposed assignment or sublease, including without limitation the reasonable costs of making investigations as to the acceptability of a proposed assignee or subtenant and reasonable legal expenses incurred in connection with the granting of any requested consent to the assignment or sublease;

                           (6) Such permitted assignment shall be conditioned
upon Tenant's delivery to Landlord of an executed instrument of assignment (wherein the assignee assumes, jointly and severally with Tenant, the performance of Tenant's obligations hereunder from and after the assignment).

                           (7) Such permitted sublease shall be conditioned upon
Tenant's delivery to Landlord of an executed instrument of sublease (wherein Tenant and such sublessee agree that such sublease is subject to the Lease and such sublessee agrees that, if the Lease is terminated because of Tenant's default, such sublessee shall, at Landlord's option, attorn to Landlord).

                           (8) Tenant shall at Tenant's own expense first comply
with ISRA and fulfill all of Tenant's environmental obligations under this Lease which also arise upon termination of Tenant's Lease term. If this condition shall not be satisfied, then Landlord shall have the right, to withhold consent to a sublease or assignment.

                  C. Landlord's consent to any subletting or Landlord's election to accept any subtenant as a Tenant hereunder and to collect rent from such subtenant shall not release Tenant or any subsequent Tenant from any covenant or obligations under this Lease.

                  D. If Tenant desires the consent of Landlord to an assignment or subletting, Tenant shall submit to Landlord at least thirty (30) days prior to the proposed effective date of the assignment or sublease a written notice which includes: (i) all documentation that is available related to the proposed sublease or assignment (copies of final documentation (in all material respects) to be supplied at least ten (10) days before the effective date and within ten
(10) days after the effective date executed copies; and (ii) sufficient information to permit

Landlord to determine the identity and character of the proposed subtenant or assignee and the financial condition of the proposed assignee.

                  E. If at any time Tenant intends to sublet more than eighty percent of the Demised Premises or assign the Lease, Tenant shall, before marketing the same, so notify Landlord in writing, which notice shall specifically indicate that portion of the Premises Tenant intends to assign or sublet. Thereafter, Landlord shall have the right to terminate this Lease as to that portion of the Premises which Tenant seeks to assign or sublet. Landlord may exercise such right to terminate by giving written notice to Tenant within twenty (20) business days from Tenant's written notice. The obligation imposed upon Tenant by reason of Articles 11 and 13 shall be applicable upon the termination. In the event that Landlord exercises such right to terminate, Landlord shall be entitled to recover possession of and Tenant shall surrender such portion of the Premises on the later of the ninetieth (90th) day following the date of service of Landlord's notice of termination to Tenant or the date specified in Tenant's notice. If Landlord does not exercise its right to recapture, Landlord shall be deemed to have waived its right to recapture that portion of the Premises designated in Tenant's notice for a period of one hundred eighty (180) days after the date of such notice. Notwithstanding the provisions of the foregoing sentence to the contrary, if after expiration of such one hundred eighty (180) day period, Tenant shall desire to assign or sublet the portion of the Premises designated in Tenant's notice, Tenant shall be required to submit to Landlord a notice of such intent and Landlord shall then have the right to recapture the same. If within such one hundred eighty
(180) day period Tenant enters an agreement to sublease or assign any space in addition to the space identified in Tenant's notice, Tenant shall be required to submit to Landlord a notice of such proposed transaction and Landlord shall then have the right to recapture all of such space. If Tenant advises Landlord at the time of its notice of the unamortized cost of Tenant's improvements made at the Premises, Landlord shall pay to Tenant if Landlord takes back the space such unamortized portion of the costs. Tenant shall, prior to or simultaneously with the payment by the Landlord to Tenant, pay to Landlord, the cost of removing all of such improvements. The provisions of this Section shall not be deemed to effect Landlord's rights to withhold consent to any sublease or assignment in accordance with the terms of this Article or Tenant's obligations under this Article.

                  F. In the event that Landlord consents to any assignment or sublease of all or any portion of the Premises as a condition of Landlord's consent, Tenant shall pay to Landlord any attorneys fees and expenses and all other out of pocket expenses incurred by Landlord in connection with such assignment or sublease, plus fifty (50) percent of all sublet or assignment profits as defined below derived by Tenant from such assignment or sublease within ten (10) days after the same are received by Tenant. Sublease and assignment profits shall mean the entire excess after deduction of the costs for Tenant improvements made to accommodate the assignment or sublease and brokerage commissions incurred, if any, from revenues generated by the subleasing or assignment of the Premises or portions thereof over the Rent applicable thereto. All such costs shall be amortized pro rata over the term of the sublease or assignment. Tenant shall furnish Landlord with a sworn statement certified by the

President and Treasurer of Tenant setting forth in detail the computation of the sublease and assignment profits and Landlord or its representatives shall have access to the books, records and papers of Tenant in relation thereto and to make copies thereof. Such percentage of sublease and assignment profits shall be paid to Landlord promptly by Tenant upon Tenant's receipt from time to time of periodic payments from such assignee or subtenant or such other time as Tenant shall realize sublease and assignment profits from such assignment or sublease. If such sublease or assignment is part of a larger transaction wherein other assets of Tenant are being transferred, the consideration for the assignment or sublease shall be a reasonable allocation of the total value received minus a reasonable allocation of the total expenses as aforesaid.

                  G. Notwithstanding anything here to the contrary, Tenant shall have the right to assign this Lease or sublease the Premises or any part thereof to any of the following organizations without obtaining Landlord's prior consent (and without the requirement of complying with paragraphs "E" or "F" above);

                           (1) any organization resulting from a merger or
consolidation with Tenant (or any successor to Tenant); or

                           (2) any organization succeeding to the business and
assets of the Tenant; or

                           (3) any firm, corporation, partnership, association,
subsidiary or other entity which is directly owned by Tenant (or any successor to Tenant) and/or controls, or is controlled by, Tenant; provided that any transfer pursuant to the foregoing shall be subject to the condition that any such assignment, sublease or transfer shall be subject to all the terms, covenants and conditions of this Lease including paragraph "B" (except that Landlord's consent shall not be required pursuant to the first paragraph of said paragraph B) above of this Article 9, and such assignee, subleasee or transferee shall expressly assume from and after such sublease or transfer the obligations of Tenant under this Lease by a document reasonably satisfactory to Landlord. Nothing herein shall be deemed to relieve the Tenant named herein from liability hereunder. Neither this Lease nor any interest therein or any estate created thereby shall pass by operation of law or otherwise to any trustee, custodian or receiver in bankruptcy of Tenant or any assignee for the assignment of the benefit of creditors of Tenant. The Tenant named herein shall provide Landlord with written notice of any such assignment or subletting made pursuant to this subparagraph __ twenty (20) days prior to such assignment or subletting. If the use of the Premises for the six months prior to such assignment is substantially similar to the use of the Premises for one year subsequent to the assignment, then, under subsection (2) of subparagraph (B) of this Article 9, it shall be deemed that the business which the Tenant is engaged in is in keeping with the standards of Landlord for the building.

                  H. Notwithstanding anything herein to the contrary in the event Tenant has sublet more than twenty-five (25) percent of the Premises or assigned this Lease, neither the Tenant, nor any assignee, may extend the term of this Lease as otherwise provided in Article _46(B) hereof.

                  I. Each subletting pursuant to this Paragraph 9 shall be subject to all the covenants, agreements, terms, provisions, and conditions contained in this Lease. Tenant covenants and agrees that, notwithstanding such assignment or any such subletting to any subtenant and/or acceptance of Basic Rent or Additional Rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the Basic Rent and Additional Rent due and to become due hereunder and for the performance of all the covenants, agreements, terms, provisions, and conditions contained in this Lease on the part of Tenant to be performed. Tenant further covenants and agrees that, notwithstanding any such assignment or subletting, no other and further assignment, underletting, or subletting of the Demised Premises or any part thereof shall or will be made except upon compliance with the subject to the provisions of this Paragraph 9. Tenant shall promptly furnish to Landlord a copy of each such sublease.

                  J. If this Lease be assigned, or if the Demised Premises or any part thereof be sublet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, subtenant, or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, subletting, occupancy, or collection shall be deemed a waiver by Landlord of any of Tenant's covenants contained in this Article or the acceptance of the assignee, subtenant, or occupant as Tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained.

         10. CONFORM TO LAW. Tenant shall, at its own expense, in the use and occupancy of the Premises, observe and comply with all laws, orders, regulations of the federal, state and municipal governments, or any of their departments, and if any of the foregoing requires that an alteration, addition or other change be made to the Demised Premises then, Tenant will make such alteration, addition or change and bear all expense connected therewith. Landlord represents to Tenant that as of the date of this Lease no violations have been issued, and Landlord has no reason to believe a violation would be issued for the Demised Premises as they exist as of the date of this Lease.

         Notwithstanding anything to the contrary, this paragraph and the succeeding paragraphs of this Article 10 shall apply to all issues related to compliance with the Americans with Disabilities Act ("ADA").

                  (i) Any remodeling, construction, reconstruction, installation of improvements or other work done to the common areas shall be performed by Landlord in compliance with the requirements of the ADA and regulations promulgated pursuant to it ("ADA Requirements") if, such requirements would be imposed if the Premises were used solely as a warehouse. Any remodeling, construction, reconstruction, installation of improvements or other work done to the demised premises shall be done in compliance with ADA Requirements, at the expense of the party who is performing the work.

                  (ii) Tenant shall be solely responsible for compliance with ADA Requirements triggered by a disability of one or more of Tenant's employees or invitees and/or, the use of the Premises for retail. Tenant shall not change its use of the premises as otherwise set forth in the first two sentences of Section 7.01. Tenant shall, at Tenant's sole cost and expense, take all actions, including any required alterations necessary, to comply with all present or future laws or regulations, including the Americans With Disabilities Act of 1990 ("ADA") which shall impose any violation, order or duty upon Landlord or Tenant arising from or in connection with Tenant's occupancy, manner of use of the Premises (including such use that constitutes a "place of accommodation" under the ADA.

                  (iii) In the event that a regulatory agency makes a claim under the ADA against either party (or both parties), the parties whose breach of responsibility under this Lease gave rise to the claim, shall promptly take whatever actions are necessary to bring the premises or the property, as the case may be, into compliance with ADA Requirements.

         11. TENANT'S COMPLIANCE WITH ENVIRONMENTAL LAWS. Tenant agrees, that under all circumstances, Tenant shall comply with all federal, state and local laws, ordinances, rules and regulations which are applicable, as to the conduct of Tenant's business as it relates, to the environment, including but not limited to, spillage, pollution, and storage. Tenant agrees, that Tenant upon the request of Landlord from time to time shall file such notices, declarations and obtain such permits as may be necessary and as may be required by law, from the appropriate government agency, that has jurisdiction over the Premises, and/or Tenant's business. Tenant shall at Tenant's own expense comply with the Industrial Site Recovery Act ("ISRA"), N.J.S.A. 13:1K-6, et seq., and the regulations promulgated thereunder and any successor legislation and regulations. Tenant shall at Tenant's own expense make all submissions to, provide all information to and comply with all requirements relating to the interior of the Demised Premises and the use thereof of the New Jersey Department of Environmental Protection and Energy or its successor ("DEP"). The Tenant's obligations shall arise if there is any closing, terminating or transferring of operations of an industrial establishment at the Premises pursuant to ISRA, whether triggered by Landlord or Tenant. Tenant shall commence its submission to the DEP in anticipation of the end of the Lease Term no later than six (6) months prior the expiration of the Lease Term. Tenant agrees it will supply copies of all written or oral communications by or between it and any governmental agency in reference to the foregoing to Landlord. Should DEP determine that a Remedial Action Work Plan be prepared and that a clean-up be undertaken because of a spill or discharge caused by Tenant or Tenant's employees, invitees, or agents of a hazardous substance or waste at the Premises which occurred during the term of the Lease, Tenant shall, at Tenant's own expense promptly prepare and submit the required plan and financial assurances and shall promptly carry out the approved plan. At no expense to Landlord, Tenant shall promptly provide all information requested by Landlord or DEP for preparation of a non-applicability affidavit, de minimis quantity exemption application, limited conveyance application or other submission and shall promptly sign such affidavits and submissions when requested by Landlord or DEP. If Tenant's operations at the Premises are outside of those industrial operations covered by ISRA, Tenant shall obtain a letter of non-applicability from the DEP prior to termination of the Lease and shall provide copies of all such submissions to Landlord. Landlord shall have the right to be exercised in a reasonable manner in such instance to request Tenant to undertake a sampling at the Premises to determine whether or not Tenant's operations have resulted in a spill or discharge of hazardous waste. If, Landlord causes a triggering event that requires a filing under "ISRA" Landlord shall in such instance reimburse Tenant for Tenant's reasonable administrative cost in participating in the filing as otherwise required by law. Landlord and Tenant agree that they will extend to each other their cooperation in order to effectuate the full compliance with this Section 11.

                  The Tenant does hereby agree at its sole cost and expense, to defend, indemnify and save harmless the Landlord against and from any and all loss, cost, expenses, liabilities or claims by third parties, including all governmental authorities, attorney's fees, court costs, fines or penalties arising from or in connection with the lease herein, and the use or occupancy of the Demised Premises by the Tenant, and in case any action or proceeding is brought against Landlord or Tenant by reason of any hazardous waste or contaminants brought onto the Premises by Tenant or any agent or invitee of Tenant. Tenant, upon notice from Landlord, agrees to resist and defend such action or proceedings by Counsel reasonably satisfactory to Landlord. Counsel for Tenant's insurance carrier shall be deemed satisfactory. Tenant covenants that it shall not dump chemical waste on the Premises nor use or store hazardous materials in the Premises, except as provided in Paragraph 7 hereof. Landlord acknowledges that Tenant has no liability or responsibility whatsoever for conditions existing as of the date of this Lease including, but not limited to, those relating to any prior oil tanks or acts or omissions of prior occupants or for any other environmental conditions not caused by Tenant or Tenant's employees, invitees or agents.

                  Landlord does hereby agree that at Landlord's sole cost and expense to defend, indemnify and save harmless the Tenant against and from any and all loss, cost, expenses, liabilities or claims by third parties, including all governmental authorities, attorneys fees, court costs, fines or penalties arising from or in connection with a spill or discharge of hazardous substances or hazardous waste by Landlord on the Premises. The foregoing indemnification shall only apply to Landlord's acts and shall not apply to acts of third parties.

                  If Tenant fails to obtain either a non-applicability letter, or a negative declaration or a No Further Action Letter from DEP or fails to clean up the Premises as hereinbefore provided prior to the expiration of the term, except by reason of matters not caused by Tenant, nor Tenant's employees, invitees or agents, then upon the expiration of the term Landlord shall have the option to consider and to treat Tenant as a holdover Tenant in possession of the Premises until, Tenant complies with the foregoing. In such event, Tenant shall be responsible for the rental obligations as a Tenant from month to month as otherwise provided in Paragraph 13 hereof.

         If, due to the existence of an environmental condition at the Premises, which neither Tenant nor its employees, agents or invitees caused, such condition materially interferes with Tenant's use of the Premises, so that Tenant's quiet enjoyment is disturbed, then, Tenant, if such environmental condition is ongoing and is not otherwise promptly remediated, shall have the right on 45 days prior written notice to Landlord to terminate this Lease, effective as of the 45th day subsequent to the delivery of such notice to Landlord in accordance with the provisions of Article 13. Tenant's remedies in such event shall be limited solely to termination of the Lease, and, except as otherwise expressly set forth in this Lease, Landlord shall have no liability to Tenant by way of damages or otherwise.

         12. ADDITIONAL COVENANTS. Tenant covenants and agrees that at all times during the term of this Lease to the following:

                  A. ALTERATIONS, ADDITIONS AND IMPROVEMENTS. Tenant shall make no alterations, installations, additions or improvements, including but not limited to Tenant's Work [referred to herein as "Tenant's Changes"] in or to the Demised Premises of any nature without Landlord's prior written consent. Subject to the provisions of this article, Tenant, at Tenant's expense, may make Tenant Changes to the interior of the Demised Premises, provided that such Tenant Changes do not (i) affect the exterior of the Building or any portion of the building other than the Demised Premises, (ii) affect the structure of the Building or any of its outer walls, any of its inner walls or columns which are load-bearing, its concrete floor, foundation or roof, or (iii) adversely affect any of the Building systems including, without limitation, mechanical, sprinkler, electrical, heating, plumbing and other service systems of the Building, subject, however, at all times, to the following:

                           (i) Tenant shall first obtain requisite permits and
authorizations from governmental authorities having jurisdiction;

                           (ii) Except for a replacement of a prior improvement
theretofore installed by Tenant, to which Landlord had consented, obtain Landlord's consent (which Landlord's consent not to be unreasonably withheld if the Tenant Changes or alteration would not, in the reasonable opinion of the Landlord, impair the value or usefulness of the premises);

                           (iii) Any such Tenant Changes and alteration shall be
made promptly (unavoidable delays excepted) in a workmanlike manner in accordance with any alteration plans and in compliance with applicable laws and governmental regulations;

                           (iv) The cost of the Tenant Changes shall be paid by
Tenant so that the demised premises remain free of any liens;

                           (v) If requested by Landlord, post with Landlord,
adequate security to assure restoration of the premises at the end of the term. The security shall be computed at the rate of $5.00 per square foot for the cost of removal of offices and/or enclosed finished space. The cost of removal and restoration of all other improvements shall likewise have security given to Landlord to the extent the cumulative cost of removal and restoration exceeds $50,000.00 or such greater sum as hereinafter provided. The sum of $50,000.00 shall be increased annually at the rate of three percent (3%) per year commencing 2002;

                           (vi) Maintain proper insurance;

                           (vii) If by law plans and specifications are
required for submission to the municipality for a building permit, then, a copy of any such plans and specifications shall be given to Landlord.

                           (viii) Tenant shall agree in writing, if directed by
Landlord to remove such alterations and/or Tenant Changes and to restore the premises upon such removal.

                           (ix) Tenant agrees that under no circumstances shall
it make a penetration to or otherwise disturb the roof, unless Tenant obtains Landlord's prior consent, and Tenant uses only a roofer recommended by Landlord for such purpose.

                  B. NOT CHANGE EXTERIOR ARCHITECTURE. Tenant shall not change (whether by alteration, replacement, rebuilding or otherwise) the exterior color and/or architectural treatment of the Premises or of the building in which the same is located, or any part thereof.

                  C. NOT MISUSE PLUMBING FACILITIES. Tenant shall not use the plumbing facilities for any purpose other than that for which they were constructed, or dispose of any garbage or other foreign substance therein, whether through the utilization of so-called "disposal" or similar units or otherwise.

                  D. NO LIENS. Tenant shall not subject any fixtures, furnishings or equipment in or on the Premises which are affixed to the realty, to any mortgages, liens, conditional sales agreements, security interests or encumbrances. Trade fixtures of Tenant which are not attached to the Building shall not be subject to the foregoing prohibition.

                  E. NOT DAMAGE THE PREMISES. Tenant shall not perform any act or carry on any practice which may damage, mar or deface the Premises or any other part of the Building.

                  F. NOT EXCEED FLOOR LOADS. Tenant shall not place a load on any floor in the Premises, or in any area of the Building, exceeding the floor load of 500 pounds per square foot uniform load which such floor was designated to carry; or install, operate or maintain therein any heavy item or equipment except in such manner as to achieve a proper distribution of weight.

                  G. NOT EXCEED ELECTRICAL LOAD. Tenant shall not install, operate or maintain in the Premises, any electrical equipment which does not bear underwriters' approval, and would overload the electrical system therein, or any part thereof, beyond its reasonable capacity for proper and safe operation.

                  H. NOT PERMIT ODORS, ETC. Tenant shall not suffer, allow or permit any offensive or obnoxious vibration, noise, odor or other undesirable effect to emanate from the Premises, or any machine or other installation therein, or otherwise suffer, allow or permit the same to constitute a nuisance or otherwise unreasonably interfere with the safety, comfort or convenience of Landlord or any other occupants of the Building; upon notice by Landlord to Tenant that any of the aforesaid is occurring, Tenant shall forthwith (but in all events within ten (10) business days) remove or control the same. Landlord covenants to include substantially the same clause in any other tenant's lease at the building.

                  I. NOT INTERFERE WITH INSURANCE, COMPLIANCE, IMPROPER USE. Tenant shall not use or occupy the Premises or do or permit anything to be done thereon in any unreasonable manner which shall prevent Landlord and/or other Tenants from obtaining at standard rates any insurance required or desired, or which would invalidate or increase the cost to Landlord of any existing insurance, or which might cause structural injury to the building, or which would constitute a public or private nuisance or which would violate any present or future laws, regulations, ordinances or requirements (ordinary or extraordinary, foreseen or unforeseen) of the federal, state or municipal governments, or of any department, subdivisions, bureaus or offices thereof, or of any other governmental public or quasi-public authorities now existing or hereafter created having jurisdiction in the Premises, or the Industrial Building of which the premises forms a part.

                  J. PAY THE COST OF ADDITIONAL INSURANCE PREMIUMS. If, at any time, and from time to time, as a result of, or in connection with, any failure by Tenant to comply with its covenants and agreements as contained in this Lease, or any act of omission or omissions by Tenant, its employees, agents, contractors or licensees, or as a result of, or in connection with, the use to which the Premises are put (notwithstanding that such use may be for purposes hereinbefore permitted, or that such use may have been consented to by Landlord), the insurance rates applicable to the Premises, or the building in which same are located, or to any other Premises in said building and/or to the contents located in the Building or any part thereof (including rent insurance relating thereto) shall be higher than that which would be applicable if the Demised Premises were used solely as offices and as a warehouse of non-flammable materials, Tenant agrees that it will pay the Landlord, on demand, as additional rent, such portion of the premiums for all casualty and/or fire insurance policies in force with respect to the Building, other Premises in the Building and/or to the contents located in the Building or any part thereof (including rent insurance relating thereto) and the contents of any occupant thereof as shall be attributable to such higher rates.

         13. EXPIRATION OF TERM - RETURN OF PREMISES IN GOOD CONDITION. On the last day or sooner termination of the Lease, Tenant shall quit and surrender the Demised Premises broom-clean, in good condition and repair, together with all alterations, additions and improvements which may have been made in, on, or to the Demised Premises, except movable furniture or unattached movable trade fixtures put in at the sole expense of the Tenant (provided Tenant has not been in default under this Lease) provided, however, that Tenant shall ascertain from Landlord at least thirty (30) days before the end of the Term whether Landlord desires to have the Demised Premises, or any part thereof, restored to the condition in which it was originally delivered to Tenant, and if Landlord shall so desire then Tenant, at its own cost and expense, shall restore the same before the end of the Term. Tenant in all events prior to the termination of the Lease shall remove all alterations and improvements made to the Premises from the date of this Lease, excluding, however, those alterations and improvements reflected on Schedule B hereof and such other improvements installed by Tenant which Landlord, in writing, has theretofore agreed may remain including the exterior windows, drive-in door and security bars on roof skylight. All trade fixtures, equipment, and furniture, not so removed will conclusively be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant or to any other person and without obligation to account for them. Tenant will pay Landlord all expenses incurred in connection with Landlord's disposition of such property, including without limitation the cost of repairing any damage to the Building or Premises caused by removal of such property. Tenant agrees upon termination of the lease, the air-conditioning, cooling systems, heating equipment and plumbing and electrical systems shall be in good, operable condition. All lighting fixtures and bulbs shall be operable, cleaned, and in good working order, the original office area (installed by Landlord) ready to be painted, rugs cleaned, and the warehouse floor washed, cleaned and free of any visible marks, gores or similar penetrations or discolorations. If Tenant's warehouse moving equipment has marred, defaced, damaged or made the floors uneven, Tenant shall bear the cost to refurbish the floors which may have been discolored, gauged or otherwise damaged during the term of the Lease. The condition of the premises shall be in such a condition upon surrender as though the premises were used exclusively for distribution, warehousing and offices, and the Tenant made all repairs and replacements as were necessary during the term of the Lease so that after surrender, the premises are in good condition and repair. Tenant shall comply with the provisions of paragraph 11 prior to termination of the Lease. If the Demised Premises is not surrendered as and when aforesaid, Tenant shall be responsible for the cost incurred by Landlord in so preparing the Premises Tenant's obligations under this section shall survive the expiration or sooner termination of the Term. Subject to the last sentence of this paragraph, in the event Tenant remains in possession of the Demised Premises after the expiration of the Term and without the execution of a new lease or fails to deliver the Premises in the condition required, Tenant, at the option of the Landlord, shall be deemed to be occupying the Demised Premises as a tenant from month-to-month, at a monthly rental equal to (i) two and one half (2-1/2) times the Basic Rent payable for the last month of the Term under
Section 1(E) plus (ii) one twelfth (1/12th) of all items of Expense Rent, such as, but not limited to, taxes, insurance, common area charges, repair charges, utilities, payable or paid during the last lease year. If the holdover is due to a governmental regulation, the rental shall be equal to one and one time (1-1/2) times one (i) plus (ii) as aforesaid for the first ninety (90) days of the holdover, and thereafter, at the rate of two and one half (2-1/2) times as hereinabove provided.

         14. ACCESS TO PREMISES. Landlord shall have the right to enter the Premises at any reasonable time upon reasonable advance notice and in the presence of authorized representatives of Tenant to examine same, to maintain the same, or to make such repairs, replacements or improvements to the Premises or to the Property as Landlord may reasonably deem necessary, and Tenant shall have no claim against Landlord by reason thereof. Landlord may install, maintain, or replace and use pipes and conduits in and through the Premises for the purpose of installing utilities for other premises located within the building, which installation shall be installed so that, they are aesthetically integrated and not a visible impediment and do not materially interfere with Tenant's operations or reduce Tenant's square footage. Access shall not be granted to Landlord to the vault areas except in a life/safety emergency.

         15. RESTORATION OF DEMISED PREMISES IN THE EVENT OF FIRE OR OTHER CASUALTY

         A. If the Premises is damaged or destroyed during the term of this Lease by any casualty insured under Landlord's insurance policies which Landlord carries pursuant to Article 6, Landlord, if this Lease is not otherwise cancelled, will repair or rebuild the Demised Premises to substantially the condition which the Premises were on the commencement date of the Lease, subject however, to the limitations on Landlord's responsibility and to Tenant's obligations as hereinafter provided.

                  (i) Landlord obligation under this Article will not exceed however in any event the lesser of

                  (a) With respect to the Demised Premises the condition of the Demised Premises as of the commencement date of the Lease, excluding, however, Tenant's improvements.

                  (b) To the extent of the proceeds received by Landlord of any insurance policies maintained by Landlord pursuant to Article 6 (except that Landlord's obligation shall not be affected if Landlord fails to maintain said insurance).

                  (ii) Landlord will not be obligated to restore the Demised Premises if Landlord cannot after diligent efforts obtain all governmental permits required to restore the Building and the Demised Premises as provided above.

         B. If the Demised Premises shall be partially damaged by fire or other casualty and all or a portion of the Demised Premises becomes untenantable or unusable as a result thereof, the Basic Rent and the Additional Rent shall be abated in the proportion that the untenantable area of the Demised Premises bears to the total area of the Demised Premises for the period from the date of such damage or destruction to the earlier of the date the damage or destruction shall be substantially repaired or rebuilt or one year from the date of the casualty.

         C. If in Landlord's reasonable opinion, it would take more than 180 days to complete the requisite repairs to the Building and/or to the Premises, then, Tenant shall have the right to terminate this Lease unless the casualty occurs following the 102nd month of the lease term, in which event both Landlord and Tenant shall have the right to terminate this Lease. Landlord and Tenant hereby waive the provisions of any law that would dictate automatic termination or grant either of them an option to terminate in the event of damage or destruction. Landlord or Tenant's election to terminate this Lease will be given within 60 days following the date Tenant receives Landlord's estimate of the time required to complete the repairs. Such notice shall be given in accordance with the provisions of Article 35 hereof. If the actual time to complete the restoration exceeds by more than 90 days Landlord's estimate, then, Tenant shall have the right to terminate this Lease by written notice, such notice to be given no earlier than the 91st day and no later than the 95th day following the date of Landlord's notice of the estimate of the time to complete. Landlord shall also have the right to terminate if the actual time to complete the restoration exceeds by more than 180 days the Landlord's estimate.

         D. Upon the completion of any such work, repair or restoration by Landlord, Tenant will repair and restore all of the parts of the Premises including without limitation non-building standard leasehold improvements and all trade fixtures, equipment, furnishings, signs and other improvements installed by Tenant. Tenant's work will be subject to the requirements of
Article 12 hereof.

         E. Notwithstanding anything hereinbefore provided, this Lease shall terminate in the event (i) Landlord fails after exercising good faith efforts to obtain all required governmental permits within 90 days from the date of the casualty or (ii) unless Landlord fails to procure such insurance, Landlord's insurance is insufficient to pay for reconstruction or does not cover the loss unless in the later event Landlord elects to expend Landlord's own funds for reconstruction and sends a written notice of such election to Tenant.

         16. EMINENT DOMAIN.

                  A. The term "Eminent Domain," "Condemnation," "Taken," and the like in this Section 16 includes taking for public or quasi-public use and private purchases in place of condemnation by any authority authorized to exercise the power of Eminent Domain.

                  B. If 25 percent or more of the Premises are taken by Eminent Domain, this Lease shall automatically end on the earlier of: (i) the date title vests; or (ii) the date Tenant is dispossessed by the condemning authority.

                  C. If the taking of a part of the Premises materially interferes with Tenant's ability to continue its business operations in substantially the same manner and space, then Tenant may end this Lease on the earlier of: (i) the date when title vests; (ii) the date Tenant is dispossessed by the condemning authority. If there is a partial taking and this Lease continues, the Lease shall end as to the part taken and Rent and Additional Rent shall abate in proportion to the part of the Premises taken and Tenant's pro rata share shall be equitably reduced.



                  D. If this Lease is canceled as provided in paragraphs "B", or "C" above, then the Rent, additional rent and other charges shall be payable up to the cancellation date. Landlord, shall promptly refund to Tenant any prepaid Rent and security deposit, if any, less any sums then owed by Tenant to Landlord. If this Lease is not canceled as provided for in this "16," the Landlord at its expense shall promptly repair and restore the Premises to the condition that existed immediately before the taking, except for the part taken to render the Premises a complete architectural unit, but only to the extent of the condemnation award received for the damage.

                  F. All compensation awarded for any such taking or conveyance, whether for the whole or in part of the Demised Premises or otherwise, shall be the property of the Landlord, whether such damages shall be awarded as compensation for the diminution or total loss in value of the leasehold or of the fee of the Demised Premises, and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any such compensation. If the condemning authority permits Tenant, in a proceeding separate and apart from Landlord's proceeding, to seek recovery of its moving expenses, and if such recovery would not diminish or affect Landlord's award otherwise payable to Landlord, then, Tenant may, in such separate proceeding, seek recovery for its moving expenses.

         17. WAIVER OF LANDLORD'S LIABILITY, TENANT'S OWN INSURANCE. The Landlord and Tenant have agreed that Tenant shall bear the risk of bodily injury, personal injury, or death or damage to property occasioned by events occurring on or about the Demised Premises including damage to Tenant's contents, leasehold improvements, trade fixtures, machinery, equipment, furniture and furnishings in the Demised Premises regardless of the party at fault. Tenant agrees, in addition to complying with Tenant's insurance requirements, to take such steps as it may deem necessary and adequate for the protection of itself and its agents, employees, invitees, and licensees, and the property of the foregoing by insurance, as a self-insurer or otherwise. Landlord shall not be liable for any injury to persons or damage to property located in the Demised Premises resulting from any cause whatsoever, including, without limitation, theft, fire, explosion, water, rain, snow, frost, steam, gas, electricity, heat, cold, dampness, sewers, odors, noise, leaks from any part of the building or the roof, the bursting or leaking of pipes, plumbing, electrical wiring and equipment, and fixtures of all kinds, or by any act or neglect of others, tenants or occupants of the building or any other person, or caused by any manner whatsoever, nor shall Landlord be liable for any latent defects in the building. Tenant hereby waives all right of recovery which it might have against Landlord, Landlord's agents and employees for loss or damage to Tenant's furniture, Tenant Improvements, inventory, furnishings, fixtures, chattels and articles of personal property located on or in the demised premises, notwithstanding that such loss or damage may result from the negligence or fault of Landlord. Tenant shall obtain insurance policies covering its furnishings, Tenant Improvements, inventory, fixtures, equipment and articles of personal property (collectively, "Tenant's property") in the Demised Premises.

         18. WAIVER OF SUBROGATION. Not withstanding anything contained in this Lease to the contrary, Landlord and Tenant waive all rights to recover against each other or against the officers, directors, shareholders, partners, joint ventures, employees, agents, customers, invitees, or business visitors of each other or of any other Tenant or occupant of the Building, for any loss or damage arising from any cause covered by any insurance required to be carried by each of them pursuant to this paragraph or any other insurance actually carried by each of them. Landlord and Tenant will cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all policies of insurance carried in connection with the Building or the Premises or the contents of either of them. Tenant will cause all other occupants of the Premises claiming by, under, or through Tenant to execute and deliver to Landlord a waiver of claims similar to the waiver in this paragraph and to obtain such waiver of subrogation rights endorsement.

         19. INDEMNIFICATION BY TENANT. Tenant shall indemnify Landlord against all liability and expense including reasonable attorneys' fees actually incurred by Landlord by reason of:

                  (a) Any action by Tenant on or about the demised premises;

                  (b) Any use, non-use or maintenance of the demised premises;

                  (c) Any negligence of Tenant;

                  (d) Any injury or damage to any person or property occurring on or in the demised premises; or

                  (e) Any failure by Tenant to perform its obligations under the Lease.

         Tenant's indemnification shall apply only to Landlord's actual damages and not consequential damages.

         20. BUILDING SERVICES. Except as otherwise specifically provided to the contrary in this Lease, Landlord shall not be required to provide any services to Tenant and Tenant agrees to pay for all charges for water, gas, electricity, light, heat, power and sprinkler. Landlord shall not be liable in damages or otherwise for any delay or failure in Tenant's receiving any such utilities and in no event shall such delay or failure, regardless of cost, constitute an eviction of Tenant or terminate this Lease. On the commencement date of the Lease, the Premises will have water, gas, and electric service available. Gas and electric shall be separately metered, and water and sprinkler shall be allocated by Landlord as otherwise provided in this Lease.

         Landlord will use good faith in exercising Landlord's responsibilities as otherwise set forth in this Lease. If Landlord fails to pay a water or real estate tax bill and/or act in good faith to repair the parking lot and/or pay the real estate taxes, Tenant shall have the right after 30 days prior written notice to Landlord, and subsequent failure in such event, to either pay the utility or tax bill and/or undertake the repair to the parking lot and to seek reimbursement from Landlord for such cost through a judicial proceeding. The foregoing shall not create a right of offset by Tenant.

         21. DEFAULTS AND REMEDIES.

                  A. If any one or more of the following events (hereinafter called "events of default") occurs:

                           (i) Tenant shall default in payment of any
installments of rent or other sums required to be paid by Tenant under this Lease, which default shall continue for ten (10) business days after written notice thereof by Landlord to Tenant; or in the observance or performance of any other covenant or provision of this Lease and such default continues for thirty
(30) days after notice of such default from Landlord (unless such default cannot be cured within (30) days) and Tenant commences to cure such default within such 30 days and diligently proceeds to cure such default; or

                           (ii) If the Demised Premises shall be abandoned so
that there is a lack of heat and/or security; or

                           (iii) Tenant shall make an assignment for the benefit
of creditors or shall assign or sublet, except as permitted hereunder; or

                           (iv) A voluntary petition is filed by Tenant under
any laws for the purpose of adjudication of Tenant as a bankrupt or the extension of the time of payment, composition, arrangement, adjustment, modification, settlement or satisfaction of the liabilities of Tenant, or the reorganization of Tenant under the Bankruptcy Act of the United States or any future laws of the United States having the same general purpose, or receivers appointed for Tenant by reason of insolvency or alleged insolvency of Tenant; an involuntary petition shall be filed against Tenant for such relief and shall not be dismissed within sixty (60) days;

                  Then, Landlord, notwithstanding any other right or remedy it may have under the Lease, at law or in equity, may terminate the Lease, by notice to Tenant setting forth the basis therefor and effective not less than five (5) days thereafter, whereupon, upon such effective date, the Lease shall terminate (with the same effect as if such date were the date fixed herein for the natural expiration of the Term), Tenant shall surrender the demised premises to Landlord and Tenant shall have no further rights hereunder, but Tenant shall remain liable as hereinafter provided. In such event, Landlord may, without further notice, enter the demised premises, repossess the same and dispossess Tenant and all other persons and property therefrom.

         B. LANDLORD'S DAMAGES. If Landlord so terminates the Lease, Tenant shall pay Landlord, as damages:

                           (i) A sum which represents any excess of (i) the
aggregate of the rent, impositions and additional rent for the balance of the term if the Lease were not so terminated, over (ii) the net rental value of the demised premises at the effective date of such termination, both discounted at the rate of 5.25 percent per annum; or, at Landlord's option;

                           (ii) Sums equal to the rent, impositions and
additional rent, when the same would have been payable if not for such termination, less any net rents received by Landlord from any reletting, after deducting all costs incurred in connection with such termination and reletting (but Tenant shall not receive any excess of such net rents over such sums). Nothing herein contained shall place any duty or obligation on the part of Landlord to mitigate Tenant's damages except, Landlord agrees that it will engage the services of an exclusive broker to market the Premises for relet.

                  Landlord may commence actions or proceedings to recover such damages or installments thereof at any lawful time. No provision hereof shall be construed to preclude Landlord's recovery from Tenant of any other damages to which landlord is lawfully entitled.

                  C. NONEXCLUSIVITY. No right or remedy herein conferred upon Landlord is intended to be exclusive of any other right or remedy herein or by law provided, but each shall be cumulative and subject to the grace and notice provisions of subparagraph (A) of this Paragraph 21, in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.

                  D. LANDLORD'S RIGHT TO PERFORM TENANT'S COVENANTS. If Tenant shall fail to pay any tax, pay for or maintain or deliver any of the insurance policies or shall fail to make any other payment or perform any other act which Tenant is obligated to make or perform under this Lease, then, Landlord after thirty (30) days notice to Tenant may perform for the account of Tenant any covenant in the performance of which Tenant is in default. Tenant shall pay to the Landlord as additional rent, upon demand, any amount paid by Landlord in the performance of such covenant in any amount which Landlord shall have paid by reason of failure of Tenant to comply with any covenant or provision of this Lease, including reasonable counsel fees incurred in connection with the prosecution or defense of any proceedings instituted by reason of default of Tenant, together with interest at the rate of two (2%) percent per month from the thirtieth (30th) day following payment by Landlord until paid by Tenant.

                  E. WAIVER OF CERTAIN RIGHTS. Tenant hereby waives any and all rights which it may have to request a jury trial in any action, proceeding or counter-claim arising out of this Lease or its occupancy of or right to occupy the premises. Tenant further agrees that in the event Landlord commences any summary proceeding for non-payment of rent or possession of the premises, whether under N.J.S.A. 2A:18, 53-61 or otherwise, Tenant will not interpose and hereby waives all right to interpose any counterclaim (except if compulsory) of whatever nature in any such proceeding. If Landlord applies any security as payment of rent or additional rent, Tenant agrees that such application shall not be deemed payment by Tenant under N.J.S.A. Section 2A:18, 53-61 unless Tenant shall restore to the security deposit an amount equal to the amount applied by Landlord as satisfaction of Tenant's rental obligation. Tenant further waives any right to remove said summary proceeding to any other court or to consolidate said summary proceeding with any other action, whether brought prior or subsequent to the summary proceeding.

                  F. RIGHT OF RE-ENTRY. In the event that the termination of this Lease is the result of any election exercised by Landlord pursuant to the terms of this Article, the Landlord shall be entitled to the rights, remedies and damages set forth in this Article and elsewhere in this Lease. The terms "enter", "re-enter", "entry" or "reentry", as used in this Lease are not restricted to their technical legal meaning.

                  G. PAYMENT OF LANDLORD'S COUNSEL FEES AND OTHER COSTS, INTEREST. Tenant shall pay the Landlord as additional rent upon demand Landlord's reasonable and actual counsel fees incurred by Landlord in connection with the successful prosecution instituted by reason of default of Tenant in the payment of Rent and/or Additional Rent, together with interest at the rate of two percent (2%) per month from the thirtieth (30th) day following the date of payment by Landlord until paid by Tenant, this covenant to survive the expiration or sooner termination of this Lease.

         22.  SECURITY DEPOSIT/LANDLORD'S LIEN.

         (a) Tenant has deposited with Landlord a security deposit in the amount of $228,248.55. The security deposit shall be either cash and/or an irrevocable Letter of Credit in non-documentary form or any combination of cash or Letter of Credit. If Tenant issues a Letter of Credit for all or a portion of the security amount, the Letter of Credit shall be issued by a bank or trust company located in the State of New Jersey or New York, as designated by Tenant, but subject to the written approval of Landlord, which approval shall not be unreasonably withheld. The Letter of Credit shall state that it is payable unconditionally to Landlord or order, on demand upon presentation of a site draft under the Letter of Credit before the expiration date set forth in the Letter of Credit. If Tenant shall default under the Lease, then Landlord may draw down on the Letter of Credit such amounts as Landlord determines in Landlord's discretion are needed to correct the default and apply the proceeds for that purpose, the balance to be retained by Landlord as part of the cash security. Without effecting the non-documentary status of the Letter of Credit and without involving the issuer of the Letter of Credit in any manner effecting this Lease, Landlord shall not present a draft under the Letter of Credit for payment unless (i) there is an event of default by Tenant whereupon the funds paid on the Letter of Credit shall be applied by Landlord as provided for under this Section in respect to cash security or (ii) the Letter of Credit expires before the time fixed by this Section for return of the cash security and at least thirty (30) days before the expiration of the Letter of Credit, a renewal Letter of Credit shall not have been delivered to Landlord. Tenant must keep renewing the Letter of Credit until the time specified for return of the security unless cash is substituted therefore without any need on the part of Landlord to give Tenant any notice that it is in default in supplying the renewal, any provision to this Lease as to Notice of Default to Tenant to the contrary notwithstanding. The employment of a Letter of Credit is an accommodation to Tenant, and the object of the provisions hereof is not to diminish Landlord's rights to deal with the security as would prevail if it were cash. Without limiting the foregoing, the issuer of the Letter of Credit has no interest in, or concern with this Lease or the performance under it by either party. The issuer's sole obligation is to honor a site draft timely drawn and presented. Landlord shall have the right to apply any part or all of said security deposit to remedy any default of Tenant hereunder including but not limited to payment of any fixed rent, additional rent, or other debts of Tenant due to Landlord, repair of any damage to the Demised Premises caused by Tenant, or any of its agents, employees, invitees or Licensees, or the reasonable expense of rerenting and redecorating the Demised Premises in the event Tenant vacates same prior to the expiration of the Term. If Landlord applies any part of said security deposit to remedy any default of Tenant, Tenant shall, upon demand, deposit with Landlord the amount so applied so that Landlord shall have the full deposit on hand at all times during the term of this Lease. Provided that Tenant has fully and faithfully complied with all the terms and conditions of this Lease, Landlord shall return any security deposit then held by Landlord to Tenant without interest on the later of the date set forth for the expiration of the term of this Lease or thirty (30) days after surrender of the Demised Premises by Tenant. Landlord may deliver the security deposit to the Purchaser or other Transferee of the Landlord's interest in the Demised Premises. In the event that such interest is sold or otherwise transferred and thereupon Landlord shall be discharged from any further liability with respect to said security obligations hereunder pertaining to the return of the security deposit to the extent so transferred provided the transferee assumes all of Landlord's obligations with respect thereto. Landlord agrees to give notice to Tenant of any assignment. Whenever an event of default or default is referred to in this Article 22, it shall be an event of default after the expiration of any permitted time to cure as set forth in Article 21 hereof.

         (b) Landlord expressly waives any Landlord's lien against Tenant's personal property or right of distraint it may have against Tenant.


         23. LATE CHARGE/SERVICE FEE. If a payment of Basic Rent or Additional Rent or any part thereof shall not be made on or prior to a date which is five
(5) business days after the date on which it is due and payable, a late charge of $500.00 per day shall become due and payable to Landlord as liquidated damages for the administrative costs and expenses incurred by Landlord by reason of Tenant's failure to make prompt payment and said late charge shall be payable by Tenant on the first day of the following month. No failure by Landlord to insist upon the strict performance by Tenant of Tenant's obligations to pay late charges shall constitute a waiver by Landlord of its rights to enforce the provisions of this Section in any instance thereafter occurring, nor shall acceptance of late charges be deemed to extend the time of payment of Basic Rent or Additional Rent or any part thereof. The provisions of this Section 23 shall not be construed in any way to extend the grace periods or notice periods as otherwise provided for in this Lease. Notwithstanding the foregoing, in each calendar year upon the first three occasions when Tenant shall fail to make timely rent payments, Landlord agrees to give written notice to Tenant of such failure prior to Landlord asserting the late charge. If Landlord gives such notice and Tenant does not make payment within ten (10) business days thereafter, then a late charge shall be imposed as hereinabove provided from the date such payment was otherwise due and payable. After any such three instances of serving notice on Tenant in any calendar year, Landlord need not give further notice prior to asserting a late charge.

         24. PARKING. Tenant shall have the right to the exclusive use of one hundred fifty (150) assigned parking spaces at the property as shown on the attached diagram. Tenant agrees that it and its employees and invitees shall not park their automobiles in parking spaces allocated to others by Landlord and shall comply with such reasonable rules and regulations for use of the parking area as Landlord may from time to time prescribe. Upon request of Tenant, Landlord shall enforce this provision against other Tenants or occupants of the Building or Property, or at Landlord's election, permit Tenant to enforce this provision. Landlord shall not be responsible for any damage or theft of any vehicle in the parking area and, except as set forth herein, shall not be required to keep parking spaces clear of unauthorized vehicles or to otherwise supervise the use of the parking area. The parking spaces to be provided to Tenant shall be used for parking only by vehicles no larger than full-sized passenger automobiles, vans or pick-up trucks. Tenant shall not permit or allow any vehicle that belongs to or is controlled by Tenant or Tenant's employees, suppliers, shippers, customers or invitees to be loaded or parked in areas other than those designated by Landlord for such activities. If Tenant permits or allows any of the prohibited activities described in this

Section, Landlord shall have the right, in addition to all other rights and remedies that it may have under this Lease, to remove or tow away the vehicles involved with prior notice to Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within ten (10) business days after delivery to Tenant of bills therefor. All rules and regulations established by Landlord, shall be reasonable, non-discriminatory, equitably enforced against all Tenants, and shall not, conflict with the terms of this Lease. If other tenants of the building park in the area designated hereunder for Tenant's exclusive use, then Landlord will seek to obtain permission from HMDC for the purposes of erecting a fence to minimize the parking by others on Tenant's parking area. If Landlord is able to obtain the governmental permission to erect the fence, Landlord agrees to do so.

         25. EASEMENTS. Subject to paragraph 14: After reasonable notice, Tenant shall permit Landlord or its designees to erect, use, maintain and repair pipes, cables, conduits, plumbing, vents and wires, in, to and through the Premises, as and to the extent that Landlord may now or hereafter deem to be necessary or appropriate for the proper operation and maintenance of the building in which the Premises are located or any other portion of the Building. All such work shall be done, so far as practicable, in such manner as to avoid unreasonable interference with Tenant's use of the Premises.

         26. LANDLORD'S INABILITY TO PERFORM. This Lease and the obligation to pay rent hereunder and perform all of the other terms to be performed by Tenant hereunder shall not be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease.

         27. MECHANIC'S LIEN. Tenant shall discharge any mechanic's lien filed against the Property for work done or claimed to have been done for Tenant, or materials furnished or claimed to have been furnished to Tenant within sixty
(60) days after Tenant's receipt of notice from Landlord thereof. Notice is hereby given that Landlord is not liable for any work performed at the Premises by or for Tenant and that no mechanic's lien arising therefrom shall attach to, or affect the estate of, or interest of Landlord.

         28. LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT. If Tenant defaults in the observance or performance of any term to be observed or performed by Tenant under this Lease, Landlord may after 30 days notice to Tenant, perform the same for the account of Tenant and the expenses incurred with respect to such performance together with attorneys' fees and interest thereon shall be deemed additional rent hereunder and shall be paid by Tenant to Landlord on demand therefor.

         29. SUBORDINATION. At the option of Landlord, this Lease shall either be:

                  (a) Subject and subordinate to all mortgages which may now or hereafter affect the Demised Premises, and to all renewals, modifications, consolidations, replacements or extensions thereof, provided however, that the holder of any such mortgage shall execute with Tenant a Non-Disturbance Agreement hereinafter described; or

                  (b) This lease shall be paramount in priority as an encumbrance against the Demised Premises with respect to the lien of any mortgage which may now or hereafter affect the Demised Premises and to all renewals, modifications, consolidations, replacements and extensions thereof.

                  (c) The non-disturbance agreement referred to above shall be an agreement in recordable form between Tenant and the holder of such mortgage, binding on such holder and on future holders of such mortgages, or an agreement by such holder expressed in such mortgage, which shall provide in substance that, so long as Tenant is not in default under any of the terms, covenants, provisions or conditions of this Lease, neither such holder nor any other holder of such mortgage shall name or join Tenant as a party-defendant or otherwise in any suit, action or proceeding to enforce, nor will this Lease or the term hereof be terminated (except as permitted by the provisions of this Lease) or otherwise affected by enforcement of, any rights given to any holder of such mortgage, pursuant to the terms, covenants or conditions contained in such mortgage or any other document held by any holder or any rights given to any holder as a matter of law. Upon request of holder of a mortgage to which this Lease becomes subordinate, Tenant shall execute, acknowledge and deliver to such holder an agreement to attorn to such holder as Landlord if such holder becomes Landlord hereunder and/or execute, acknowledge and deliver to such holder an agreement not to pay the Basic Rent for a period of more than one (1) month in advance.

         Landlord agrees to obtain from its mortgagee a Non-Disturbance Agreement on such mortgagee's usual form within 45 days from the execution of the date of this Lease, failing which Tenant may terminate this Lease.

         30. LANDLORD'S RIGHT TO SHOW PREMISES. Throughout the term of this Lease, upon prior reasonable notice, Landlord shall have the right to enter the Premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the Property, and during the last six (6) months of the term for the purpose of showing the same to prospective tenants.

         31. QUIET ENJOYMENT. Landlord covenants that if and so long as Tenant pays the rent and additional rent and performs the covenants hereof, Tenant shall peaceably and quietly have hold and enjoy the Premises for the term herein mentioned, subject to the provisions of this Lease and to any mortgage underlying lease or other agreements to which this Lease is subordinate.

         32. TENANT'S ESTOPPEL. Tenant shall from time to time, upon not less than ten (10) days prior written request by Landlord, execute, acknowledge and deliver to Landlord a written statement, in form satisfactory to Landlord, certifying that this Lease is unmodified and in full force and effect (or that same is in full force and effect as modified, listing the instruments of modification) the dates to which the rent and additional rent have been paid and whether or not, to the best of Tenant's knowledge, Landlord is in default hereunder (and if so, specifying the nature of the default), existence of any offsets, counterclaims or defenses thereto on the Tenant's part against Landlord, a statement as to the term commencement date and stated expiration date, and as to any other matters as may reasonably be so requested. It being intended that any such statement delivered pursuant to this Paragraph may be relied upon by a prospective purchaser of Landlord's interest, or mortgagee of Landlord's interest, or assignee of any mortgage upon Landlord's interest in any underlying lease or in the Property. Landlord shall, from time to time, at the request of Tenant, upon not less than 10 days prior written notice, execute, acknowledge and deliver to Tenant a written statement which substantially contains provisions similar to that otherwise required in the proceeding paragraph of this Section 31.

         33. FINANCIAL INFORMATION. Tenant has furnished the Landlord with Profit and Loss Statements and Balance Sheets for the fiscal years beginning 1999, prepared by a Certified Public Accountant. Tenant further agrees that it will furnish to the Landlord a Certified Profit and Loss Statement and Certified Balance Sheet prepared by a Certified Public Accountant for the preceding fiscal year but Landlord shall not request such statement more than once in each calendar year. If Tenant is a public corporation and files 10Ks and 10Qs, with the SEC, then, Tenant shall not be subject for such years to the provisions of this Section 33.

         34. NO ABATEMENT OF RENT. Except as provided herein there shall be no abatement, diminution or reduction of Fixed Rent, Expense Rent or Additional Rent or other charges or other compensation due to the Landlord by Tenant or any person claiming under it under any circumstances, including, but not limited to, any inconvenience, discomfort, interruption of business or otherwise.

         35. NOTICES. Any notice hereunder shall be sufficient if sent by certified mail, return receipt requested, addressed given by the Landlord to the Tenant to the attention of general counsel with a simultaneous copy to senior vice president to the Premises with a copy to Tenant at the address set forth above, or if given by the Tenant to the Landlord, at the address set forth in Par. l(a) above, or at such other place as the Landlord may notify Tenant in writing from time to time.

         36. NO PERSONAL LIABILITY OF LANDLORD. Landlord (and, in case Landlord shall be a joint venture, partnership, tenancy-in-common, association, limited liability company or other form of joint ownership, the members of any such joint venture, partnership, tenancy-in-common, limited liability company, association or other form of joint ownership) shall have absolutely no personal liability with respect to any provision of this Lease, or any obligation or liability arising therefrom or in connection therewith. Tenant shall look solely to the equity of the then owner of the demised premises in the demised premises (or, if the interest of Landlord is the leasehold interest, Tenant shall look solely to such leasehold interest) for the satisfaction of any remedies of Tenant in the event of a breach by the Landlord of any of its obligations. Such exculpation of liability shall be absolute and without any exception whatsoever.

         37. SUBMISSION OF LEASE. Submission of this Instrument for examination or signature by Tenant does not constitute a reservation of, or option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

         38. NO REPRESENTATIONS. Landlord has made no representations or promises with respect to the Premises or the Property except as expressly contained herein. Tenant has inspected the Premises and agrees to take the same in an "as is" condition, except as otherwise expressly set forth herein, including Landlord's Work as contemplated by Section 3A hereof. Landlord shall have no obligation, except as herein set forth, to do any work in and to the Premises to render them ready for occupancy and use by Tenant.

         39. CAPTIONS. The captions in this Lease are included for convenience only and shall not be taken into consideration in any construction or interpretation of this Lease or any of its provisions.

         40. NO WAIVER. No waiver by Landlord of any breach by Tenant of any of Tenant's obligations hereunder shall be a waiver of any subsequent breach of any obligation , agreement or covenant, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of Landlord's rights and remedies with respect to such or by subsequent breach.

         41. RECORDING. The Tenant shall not record this Lease or a memorandum hereof.

         42. BROKER. Tenant represents that it did not deal with or negotiate with any broker in connection with this Lease other than the Brokers listed in Paragraph 1(g) and Sholom Blau Wellins & Evans, Inc. ("SBW&E"). Owner has agreed to pay the Brokerage Commission due if any, to Alexander Summer, L.L.C., and Charles Klatskin Company, Inc. Tenant has agreed that as to SBW&E that Tenant shall obtain from SBW&E either a release or other written documentation in form reasonably satisfactory to Landlord and Tenant acknowledging that SBW&E has no claim against either Landlord nor Tenant for brokerage commissions. Tenant agrees to indemnify, protect, defend and hold Landlord, its partners, employees and agents, the Charles Klatskin Company, Inc. and Charles Klatskin (the "indemnified parties") harmless from and against all loss, liability, causes of action, judgments, costs, claims, damages, suits and expense, including attorneys' fees incurred by Landlord and/or an indemnified party arising out of the claims of any broker, finder or similar agent, licensed or not, that it has dealt with Tenant and claiming commission or compensation in connection with this Lease except a commission to the Charles Klatskin Company, Inc. and/or Alexander Summer, L.L.C. or SBW&E. Tenant has been advised that Charles Klatskin and/or members of his family have an interest in, either as principals, employees or agents, in and to the Charles Klatskin Company, Inc., as well as the Landlord as designated in this Lease. Tenant accordingly recognizes that the Charles Klatskin Company Inc., in acting as a broker, has been acting solely in the interest of Landlord and not of Tenant and may be designated as the managing agent for the Building by the Landlord. Landlord has a separate agreement with Charles Klatskin Company, Inc. pertaining to payment of brokerage commission, and Charles Klatskin Company shall be responsible for the fees to Alexander Summer L.L.C.

         43. GUARANTEES. The Landlord agrees to assign to the Tenant all guarantees which Landlord has otherwise received from its materialmen and suppliers as to the plumbing, heating, air conditioning and electrical systems which are the Tenant's responsibility to maintain under the terms of this Lease.

         44. BINDING EFFECT. The provisions of this Lease shall apply to, bind and inure to the benefit of Landlord and Tenant and their respective successors, legal representative and permitted assigns, it being understood that the term "Landlord" as used in this Lease means only the owner, or the mortgagee in possession, or the lessee for the time being of the property so that in the event of any sale or sales of the property or of any lease thereof, or if the mortgagee shall take possession of the property, the Landlord named herein shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder accruing thereafter, provided the successor assumes all liability under this Lease from and after the date of assignment. Landlord shall upon conveyance deliver over to the Assignee, the security deposit if any, then held by Landlord.

         45. ACCEPTANCE. Neither the Landlord nor its agents have made any representation with respect to the building, the land upon which it is erected, or the demised premises, except as expressly set forth herein and no rights, easements or licenses are acquired by the Tenant by implication or otherwise except as expressly set forth in the provisions of this Lease. Except as otherwise provided in this Lease, the taking of possession of the demised premises by the Tenant shall be conclusive evidence that the Tenant shall have accepted the same in an "as is" condition and that the demised premises and the building were in good condition at the time of the commencement of the term. In no event shall the Landlord be liable for any defect in such property or for any limitation on its use.

         46. EXTENSION OPTION.

                  A. FIRST EXTENSION PERIOD. Provided an event of default has not occurred and is not then continuing, Tenant may extend the term of this Lease for an additional period of five (5) years to commence on the first day of June, 2010 and to terminate on May 31, 2015 at a fixed rental in accordance with subparagraph (i) below and upon the terms, covenants and conditions of this Lease as are in effect upon the expiration of the original term. Such option to extend may be exercised only by Tenant given written notice to Landlord on or before the later of (a) December 1, 2008, or (b) 30 days after Landlord reminds Tenant in writing that Tenant is entitled to exercise this option, which notice may not be given earlier than December 1, 2007 TIME BEING OF THE ESSENCE. Upon Tenant giving such notice in accordance with this Lease, the term of this Lease shall be extended automatically without the execution of an extension agreement. If this Lease shall be terminated before the commencement of the extended term, Tenant's option to extend the term of this Lease or its exercise thereof shall be abrogated and rendered null and void. In default of such notice, Tenant's option to extend this Lease beyond the end of the initial term shall terminate and be deemed waived by Tenant, TIME BEING OF THE ESSENCE.

                  (i) If Tenant exercises its option to extend the term of this Lease as provided above, then the Fixed Rent as provided in Article 4 shall be amended to provide during such extended term that the fixed rental shall be determined as follows: for the Lease year June 1, 2010 through May 31, 2011 a sum computed by multiplying 103% times the fixed rent payable during the previous 12 months; for the Lease year June 1, 2011 through May

31, 2012 a sum computed by multiplying 103% times the fixed rent payable during the previous Lease year; for the Lease year June 1, 2012 through May 31, 2013 a sum computed by multiplying 103% times the fixed rent payable during the previous lease year; for the Lease year June 1, 2013 through May 31, 2014 a sum computed by multiplying 103% times the fixed rent payable during the previous lease year; for the Lease year June 1, 2014 through May 31, 2015 a sum computed by multiplying 103% times the fixed rent payable during the previous lease year.(Fixed Rent for purposes of this paragraph is based on paragraph "1E" and not "Exhibit Y").

         B. SECOND EXTENSION PERIOD. Provided an event of default has not occurred and is not then continuing, Tenant may extend the term of this Lease for an additional period of five (5) years to commence on the first day of June, 2015 and to terminate on May 31, 2020 at a fixed rent in accordance with subparagraph (i) below and upon the terms, covenants and conditions of this Lease as are in effect upon the expiration of the First Extension Period. Such option to extend may be exercised only by Tenant given written notice to Landlord on or before the later of (a) December 1, 2013, or (b) 30 days after Landlord reminds Tenant in writing that Tenant is entitled to exercise this option, which notice may not be given earlier than December 1, 2012, TIME BEING OF THE ESSENCE. Upon Tenant giving such notice in accordance with this Lease, the term of this Lease shall be extended automatically without the execution of an extension agreement. If this Lease shall be terminated before the commencement of the extended term, Tenant's option to extend the term of this Lease or its exercise thereof shall be abrogated and rendered null and void. In default of such notice, Tenant's option to extend this Lease beyond the end of the First Extension Period shall terminate and be deemed waived by Tenant, TIME BEING OF THE ESSENCE.

                  (i) If Tenant exercises its option to extend the term of this Lease as provided above, then the Fixed Rent as provided in Article 4 shall be amended to provide during such extended term that the fixed rent shall be determined as follows: for the Lease year June 1, 2015 through May 31, 2016 a sum computed by multiplying 103% times the fixed rent payable during the previous 12 months; for the Lease year June 1, 2016 through May 31, 2017 a sum computed by multiplying 103% times the fixed rent payable during the previous Lease year; for the Lease year June 1, 2017 through May 31, 2018 a sum computed by multiplying 103% times the fixed rent payable during the previous lease year; for the Lease year June 1, 2018 through May 31, 2019 a sum computed by multiplying 103% times the fixed rent payable during the previous lease year; for the Lease year June 1, 2019 through May 31, 2020 a sum computed by multiplying 103% times the fixed rent payable during the previous lease year.

         47. MISCELLANEOUS.

                  A. RULES AND REGULATIONS: Tenant shall comply with the Rules and Regulations attached hereto and as same may be amended or promulgated by Landlord from time to time provided Tenant receives notice thereof and they are non-discriminatory and equitably enforced and not in conflict with the Lease.

                  B. NO UNDERGROUND STORAGE TANKS: Tenant covenants that it will, at no time, install any underground storage tanks on the Demised Premises. A breach of this covenant shall be deemed a default under the Lease, and Landlord shall have the right to terminate the Lease upon the happening of such event. Landlord represents to its best knowledge that as of the commencement date of this Lease there are no underground storage tanks at or on the Demised Premises.


                  C. REFUSE REMOVAL: Tenant shall be responsible for removal of its own trash. Tenant shall engage the services of a refuse hauler, as may be approved by Landlord, such approval not to be unreasonably withheld.

                  D. LANDLORD'S CONSENT: If Tenant believes that Landlord has unreasonably withheld its consent and/or delayed its consent, then Tenant's shall have no right to seek money damages.

                  E. CORPORATE AUTHORITY: If Tenant is a corporation, said corporation represents and warrants that it is duly authorized to execute and deliver this Lease in accordance with a duly adopted resolution of the Board of Directors of said corporation or in accordance with the By-Laws of said corporation, and that this Lease is binding upon said corporation in accordance with its terms.

                  F. ALTERNATIVE DISPUTE RESOLUTION: Landlord and Tenant shall attempt to settle any claim or controversy arising out of it through consultation and negotiation in the spirit of mutual friendship and cooperation. If such attempts fail, then the dispute shall first be submitted to a mutually acceptable neutral advisor for mediation, fact-finding or other form of alternate dispute resolution. Neither of the parties may unreasonably withhold acceptance of such an advisor, and his or her selection will be made within thirty (30) days after notice by the other party demanding such mediation. The cost of such mediation or any other alternate dispute resolution agreed upon by both parties shall be shared equally by Landlord and Tenant. Any dispute which cannot be so resolved between the parties within ninety (90) days of the date of the initial demand by either party for such mediation shall be finally determined by the courts. The use of such a procedure shall not be construed to affect adversely the rights of either party under the doctrines of laches, waiver or estoppel. And nothing in this paragraphs shall prevent either party from resorting to judicial proceedings if (a) good faith efforts to resolve a dispute under these procedures have been unsuccessful or (b) interim resort to a court is necessary to prevent serious and irreparable injury to a party or to others.

                  G. CONFLICT. As otherwise expressed in paragraph 42, "Broker," Charles Klatskin, Samuel Alexander Klatskin and others have an interest in or are an agent of the Landlord, the Charles Klatskin Company, Inc., Charles Klatskin Management Company, Herrod Construction and other entities associated with Landlord and used by Landlord for the construction, management and renting of the Building in which the Demised Premises are located. Tenant by executing this Lease acknowledges that Tenant has been informed of the relationship between the individuals and the various entities representing Landlord, and those individuals and entities do not represent the interest of the Tenant.

         IN WITNESS WHEREOF, the parties hereto have set their hands and seals or caused these presents to be signed by their proper corporate officers, and their proper corporate seal to be hereto affixed, in the day and year first above written.

WITNESS:                                FORSGATE INDUSTRIAL COMPLEX, Landlord

/s/ Andrew J. Moss                      By: /s/ Charles Klatskin
                                            /s/ [ILLEGIBLE]

ATTEST:                                 MOVADO GROUP, INC.,
                                        Tenant

/s/ Timothy F. Michno                   By:/s/ Richard J. Cote

STATE OF NEW JERSEY   )
                      )  SS.:
COUNTY OF BERGEN      )

         BE IT REMEMBERED, that on this 22 day of May, 2000, before me, the subscriber, personally appeared Charles Klatskin & Stephen Seiden, who, I am satisfied, is the person named in and who executed the within Instrument, and thereupon he acknowledged that he signed, sealed and delivered the same as his act and deed, and the act and deed of the said FORSGATE INDUSTRIAL COMPLEX, a partnership, for the uses and purposes therein expressed.

                                        /s/Marcia Teisch
                                             Notary Public of New Jersey

STATE OF NEW JERSEY  )
                     )  SS.
COUNTY OF BERGEN     )

         BE IT REMEMBERED, that on this 22 day of May, 2000, before me the subscriber, a notary public, personally appeared Richard Cote who, I am satisfied, is the person who signed the within instrument as Executive VP Finance/Administration of Movado Group, Inc. the corporation named therein and he thereupon acknowledged that the said instrument was signed, sealed with the corporate seal and delivered by her as such officer and is the voluntary act and deed of the corporation.

                                        Beverly Ann Giannini
                                        Notary Public of New Jersey

                                    EXHIBIT A

           RULES AND REGULATIONS ATTACHED TO AND MADE A PART OF LEASE

         1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors and public parts of the Property shall not be obstructed or encumbered by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. The Tenant will not use or permit to be used the sidewalk area by motor vehicles, and will limit such vehicles to the driveway and parking areas.

         2. Tenant shall not permit debris, paper or the like on the parking lot, lawn or landscaped areas.

         3. Tenant shall not store any material, supplies, semi-finished products or anything whatsoever outside of the Building. In the event Tenant requires temporary outside storage for any reason whatsoever, Tenant must first obtain written approval of Landlord.

         4. Tenant shall, at its cost and expense, use a pest extermination service so as to keep the Premises free of same.

         5. Tenant will undertake a general maintenance program, either through its own employees or outside contractors which shall provide amongst other things for general and periodic window cleaning for the Premises, when necessary.

         6. Tenant shall not use or permit to be used any loud speaker or sound amplifier which may be heard outside of the leased property.

         7. Tenant shall not erect a ground sign or building sign without prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

         8. The Tenant shall advise Landlord, if Tenant's S.I.C. number is changed from that otherwise indicated in paragraph 1(j).

         9. Tenant shall, at all times, supply sufficient heat to assure that the Building is kept at a temperature greater than fifty (50) degrees.

         10. All movable material handling equipment used within the Building shall use only soft rubber wheels and no such equipment shall use hard rubber, steel or plastic wheels.

         11. Tenant agrees that Tenant will supply the names, addresses and telephone numbers of at least two representatives of the Tenant who can be contacted in the event of an emergency. Tenant will keep such "emergency list" current.

         Upon notice by the Landlord to the Tenant of a breach of any of the rules and regulations Tenant shall, within thirty (30) days thereafter, comply with such rule and regulation and in the event Tenant shall not comply, then the Landlord may at its discretion either: (1) cure such condition and add any reasonable cost and expense incurred by the Landlord therefor to the next installment of rent due under this Lease and the Tenant shall then pay such amount as additional rent hereunder; or (2) treat such failure on the part of the Tenant to remedy such condition as a material default of this Lease on the part of the Tenant hereunder.

                                   EXHIBIT "B"

                                 LANDLORD'S WORK

         1. Landlord will paint and carpet the existing approximate 5,000 RSF office - Movado's choice of color from Landlord's standard selection. Landlord will install new 2' x 4' ceiling tile system and office lighting (75' candles).

         2. Landlord will clean and seal warehouse floor.

         3. Landlord will provide paved, striped parking for 150 cars.

         4. Landlord will block-up demising wall between tenants.

         5. Landlord will provide a parking lot "striped to code", "with adequate safety lighting", "sloped for adequate drainage".

         6. Property will be Landscaped.

         7. Landlord will guarantee the underground tank has been removed in accordance with NJDEP and HMDC policies and procedures.

         8. Landlord will remove the existing compactor, and block-up the wall.

         9. Landlord will remove shed in parking lot.

         10. Landlord will replace/repair and repaint existing steps and landings at exterior personnel entrances.

         11. Landlord will remove block interior shed against rear wall, leaving floor and wall smooth.

         12. Landlord will remove selected overhead doors and block-up the openings.

         13. Landlord will repair/replace existing personnel doors in warehouse.

         14. Landlord will provide lighting in parking lot areas, intensity pursuant to code.

         15. Landlord has installed warehouse lighting (15' candles).

         16. Landlord has installed a new heating system.

                                   EXHIBIT "X"

                             DESCRIPTION OF PREMISES

                                   EXHIBIT "Y"

                             DEFERRED RENT SCHEDULE



Rent Option B

1        Dec. 1 2000 - May 2001      $381,913.38      $63,652.23
2        June 1 2001 - May 2002      $784,818.74      $65,401.56
3        June 1 2002 - May 2003      $806,810.38      $67,234.20
4        June 1 2003 - May 2004      $828,802.02      $69,066.84
5        June 1 2004 - May 2005      $851,793.28      $70,982.77
6        June 1 2005 - May 2006      $875,784.16      $72,982.01
7        June 1 2006 - May 2007      $899,775.04      $74,981.25
8        June 1 2007 - May 2008      $924,765.54      $77,063.80
9        June 1 2008 - May 2009      $950,755.66      $79,229.64
10       June 1 2009 - May 2010      $977,745.40      $81,478.78

LANDLORD:         FORSGATE INDUSTRIAL COMPLEX

TENANT:           MOVADO GROUP, INC.

PREMISES:         105 STATE STREET, MOONACHIE, NJ


PARAGRAPH 1       REFERENCE DATA
PARAGRAPH 2       DESCRIPTION OF PREMISES
PARAGRAPH 3       LANDLORD'S WORK
PARAGRAPH 4       FIXED RENT
PARAGRAPH 5       EXPENSE RENT
PARAGRAPH 6       INSURANCE
PARAGRAPH 7       USE
PARAGRAPH 8       REPAIRS
PARAGRAPH 9       ASSIGNING AND SUBLETTING
PARAGRAPH 10      CONFORM TO LAW
PARAGRAPH 11      TENANT'S COMPLIANCE WITH ENVIRONMENTAL LAWS
PARAGRAPH 12      ADDITIONAL COVENANTS
PARAGRAPH 13      EXPIRATION OF TERM -
                  RETURN OF PREMISES IN GOOD CONDITION
PARAGRAPH 14      ACCESS TO PREMISES
PARAGRAPH 15      RESTORATION OF DEMISED PREMISES IN THE EVENT
                  OF FIRE OR OTHER CASUALTY
PARAGRAPH 16      EMINENT DOMAIN
PARAGRAPH 17      WAIVER OF LANDLORD'S LIABILITY,
                  TENANT'S OWN INSURANCE
PARAGRAPH 18      WAIVER OF SUBROGATION
PARAGRAPH 19      INDEMNIFICATION BY TENANT
PARAGRAPH 20      BUILDING SERVICES
PARAGRAPH 21      DEFAULTS AND REMEDIES
PARAGRAPH 22      SECURITY DEPOSIT
PARAGRAPH 23      LATE CHARGE/SERVICE FEE
PARAGRAPH 24      PARKING
PARAGRAPH 25      EASEMENTS
PARAGRAPH 26      LANDLORD'S INABILITY TO PERFORM
PARAGRAPH 27      MECHANIC'S LIEN
PARAGRAPH 28      LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT
PARAGRAPH 29      SUBORDINATION
PARAGRAPH 30      LANDLORD'S RIGHT TO SHOW PREMISES
PARAGRAPH 31      QUIET ENJOYMENT
PARAGRAPH 32      TENANT'S ESTOPPEL
PARAGRAPH 33      FINANCIAL INFORMATION
PARAGRAPH 34      NO ABATEMENT OF RENT
PARAGRAPH 35      NOTICES
PARAGRAPH 36      NO PERSONAL LIABILITY OF LANDLORD
PARAGRAPH 37      SUBMISSION OF LEASE
PARAGRAPH 38      NO REPRESENTATIONS
PARAGRAPH 39      CAPTIONS
PARAGRAPH 40      NO WAIVER
PARAGRAPH 41      RECORDING
PARAGRAPH 42      BROKER
PARAGRAPH 43      GUARANTEES
PARAGRAPH 44      BINDING EFFECT
PARAGRAPH 45      ACCEPTANCE
PARAGRAPH 46      EXTENSION OPTION
PARAGRAPH 47      MISCELLANEOUS
EXHIBIT "A"       RULES AND REGULATIONS
EXHIBIT "B"       LANDLORD'S WORK
EXHIBIT "X"       DESCRIPTION OF PREMISES
EXHIBIT "Y"       DEFERRED RENT SCHEDULE